                                                                     Exhibit 4.2


================================================================================




                          SALE AND SERVICING AGREEMENT


                                  by and among
                                  ------------


                    DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A,

                                   as Issuer,


                 DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION,

                                   as Seller


                                      and
                                      ---


                       MERCEDES-BENZ CREDIT CORPORATION,

                                  as Servicer



                          Dated as of November 1, 1998




================================================================================

                               TABLE OF CONTENTS


                                                                                                             Page
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
                                                          ARTICLE I
                                                         DEFINITIONS

SECTION 1.1    Definitions..................................................................................    2
SECTION 1.2    Other Definitional Provisions................................................................   19

                                                          ARTICLE II
                                                        TRUST PROPERTY

SECTION 2.1    Conveyance of Trust Property.................................................................   20
SECTION 2.2    Representations and Warranties of the Seller
               as to the Receivables........................................................................   20
SECTION 2.3    Repurchase upon Breach.......................................................................   25
SECTION 2.4    Custody of Receivable Files..................................................................   26
SECTION 2.5    Duties of Servicer as Custodian..............................................................   26
SECTION 2.6    Instructions; Authority to Act...............................................................   28
SECTION 2.7    Indemnification by the Custodian.............................................................   28
SECTION 2.8    Effective Period and Termination.............................................................   29

                                                         ARTICLE III
                                               ADMINISTRATION AND SERVICING OF
                                            RECEIVABLES AND OTHER TRUST PROPERTY

SECTION 3.1    Duties of Servicer...........................................................................   29
SECTION 3.2    Collection and Allocation of Receivable Payments.............................................   33
SECTION 3.3    Realization upon Receivables.................................................................   34
SECTION 3.4    Physical Damage Insurance....................................................................   35
SECTION 3.5    Maintenance of Security Interests in Financed Vehicles.......................................   35
SECTION 3.6    Covenants of Servicer........................................................................   35
SECTION 3.7    Purchase by Servicer upon Breach.............................................................   36
SECTION 3.8    Servicing Compensation.......................................................................   36
SECTION 3.9    Servicer's Certificate.......................................................................   37
SECTION 3.10   Annual Statement as to Compliance; Notice of Event
               of Servicing Termination.....................................................................   37
SECTION 3.11   Annual Independent Certified Public Accountants' Reports.....................................   38
SECTION 3.12   Access to Certain Documentation and Information
               Regarding Receivables........................................................................   39
SECTION 3.13   Reports to the Commission....................................................................   39
SECTION 3.14   Reports to Rating Agencies...................................................................   39

                                 ARTICLE IV ACCOUNTS; COLLECTIONS; ADVANCES; DISTRIBUTIONS;
                                      STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

SECTION 4.1    Accounts.....................................................................................   40
SECTION 4.2    Collections..................................................................................   44
SECTION 4.3    Application of Collections...................................................................   45
SECTION 4.4    Advances.....................................................................................   46
SECTION 4.5    Additional Deposits..........................................................................   47
SECTION 4.6    Distributions................................................................................   47
SECTION 4.7    Subordination; Reserve Accounts..............................................................   49
SECTION 4.8    Net Deposits.................................................................................   54
SECTION 4.9    Statements to Noteholders and Certificateholders.............................................   54
SECTION 4.10   Control of Securities Accounts...............................................................   55

                                                         ARTICLE V
                                                        THE SELLER

SECTION 5.1    Representations, Warranties and Covenants of Seller..........................................   56
SECTION 5.2    Liability of Seller; Indemnities.............................................................   58
SECTION 5.3    Merger or Consolidation of, or Assumption of the
               Obligations of, Seller.......................................................................   59
SECTION 5.4    Limitation on Liability of Seller and Others.................................................   60
SECTION 5.5    Seller May Own Notes or Certificates.........................................................   60


                                                         ARTICLE VI
                                                         THE SERVICER

SECTION 6.1    Representations and Warranties of Servicer...................................................   60
SECTION 6.2    Liability of Servicer; Indemnities...........................................................   62
SECTION 6.3    Merger or Consolidation of, or Assumption of the
               Obligations of, Servicer.....................................................................   64
SECTION 6.4    Limitation on Liability of Servicer and Others...............................................   65
SECTION 6.5    Servicer Not to Resign.......................................................................   65
SECTION 6.6    Servicer May Own Notes or Certificates.......................................................   66

                                                        ARTICLE VII
                                                    SERVICING TERMINATION

SECTION 7.1    Events of Servicing Termination..............................................................   66
SECTION 7.2    Indenture Trustee to Act; Appointment of Successor Servicer..................................   68
SECTION 7.3    Effect of Servicing Transfer.................................................................   69
SECTION 7.4    Notification to Noteholders and Certificateholders...........................................   70

SECTION 7.5    Waiver of Past Events of Servicing Termination...............................................   70

                                                        ARTICLE VIII
                                                        TERMINATION

SECTION 8.1    Optional Purchase of All Receivables.........................................................   71

                                                         ARTICLE IX
                                                   MISCELLANEOUS PROVISIONS

SECTION 9.1    Amendment....................................................................................   72
SECTION 9.2    Protection of Title to Trust.................................................................   74
SECTION 9.3    Governing Law................................................................................   76
SECTION 9.4    Notices......................................................................................   77
SECTION 9.5    Severability of Provisions...................................................................   77
SECTION 9.6    Assignment...................................................................................   77
SECTION 9.7    Further Assurances...........................................................................   78
SECTION 9.8    No Waiver; Cumulative Remedies...............................................................   78
SECTION 9.9    Third-Party Beneficiaries....................................................................   78
SECTION 9.10   Actions by Noteholder or Certificateholders..................................................   78
SECTION 9.11   Counterparts.................................................................................   79
SECTION 9.12   Agent for Service............................................................................   79
SECTION 9.13   No Bankruptcy Petition.......................................................................   79
SECTION 9.14   Limitation of Liability of Owner Trustee and Indenture Trustee...............................   79

                                                              Page
                                                              ----
                           SCHEDULES

SCHEDULE A    Schedule of Receivables
SCHEDULE B    Location of Receivable Files


                            EXHIBITS

EXHIBIT A     Form of Servicer's Certificate
EXHIBIT B     Form of Statement to Noteholders
EXHIBIT C     Form of Statement to Certificateholders
EXHIBIT D     Form of Servicing Guaranty Agreement

                 SALE AND SERVICING AGREEMENT, dated as of November 1, 1998 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), by and among DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A, a Delaware business trust (the "Issuer"), DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION, a Delaware corporation (the "Seller"), and MERCEDES-BENZ CREDIT CORPORATION, a Delaware corporation (the "Servicer").

                 WHEREAS, the Issuer desires to purchase a portfolio of accounts receivable arising in connection with (i) motor vehicle retail installment contracts generated by authorized Mercedes-Benz motor vehicle dealers throughout the United States and (ii) commercial vehicle retail installment contracts for, and retail loans evidenced by notes secured by, new and used medium- and heavy-duty trucks, tractors and trailers generated by authorized Freightliner (as defined herein) commercial vehicle dealers throughout the United States and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner and certain other property, as more fully described herein, in the ordinary course of business and sold to the Seller;

                 WHEREAS, the Seller is willing to sell such Receivables (as defined herein) to the Issuer; and

                 WHEREAS, the Servicer is willing to service such Receivables on behalf of the Issuer;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

                 "Accrued Certificate Interest" shall have the meaning assigned thereto in the Trust Agreement.

                 "Accrued Note Interest" shall have the meaning assigned thereto in the Indenture.

                 "Actuarial Method" shall mean the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of each such payment that is allocated to interest is the product of one-twelfth of the APR on the Receivable multiplied by the scheduled principal balance.

                 "Administration Agreement" shall have the meaning assigned thereto in the Indenture.

                 "Administrator" shall have the meaning assigned thereto in the Indenture.

                 "Advance" shall have the meaning assigned thereto in Section
4.4.

                 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agreement" shall have the meaning assigned thereto in the recitals hereto.

                 "Amount Financed" shall mean, with respect to a Receivable, the amount originally advanced under such Receivable toward the purchase price of the related Financed Vehicles and any related costs.

                 "Applicable Tax State" shall mean, as of any date of determination, each state in the United States as to which any of the following is then applicable: (a) a state in which the Owner Trustee maintains the Corporate Trust Office, (b) a state in which the Owner Trustee maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations other than purely ministerial activities and which relate to a material portion of the Receivables.

                 "APR" of a Receivable shall mean the "annual percentage rate" of interest stated in the Contract related to such Receivable.

                 "Assignment" shall mean the Assignment, dated as of November 1, 1998, by MBCC to the Seller.

                 "Authorized Officer" shall mean, in the case of the Indenture Trustee, any duly authorized officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, senior trust officer, trust officer, secretary, assistant secretary, financial services officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any duly authorized officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee and shall also mean any officer of the Administrator.

                 "Available Funds" shall mean, for any Payment Date, an amount equal to (a) the sum of the following amounts with respect to the immediately preceding Collection Period: (i) all collections on the Receivables including Payaheads withdrawn from the Payahead Account but excluding Payaheads deposited into the Payahead Account; (ii) all Liquidation Proceeds; (iii) all Recoveries;
(iv) all Advances; (v) all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the

Obligors and (vi) the Purchase Amount of each Purchased Receivable, minus (b) the sum of the following amounts with respect to the related Collection Period:
(i) the aggregate amount of funds described in clause (a) above that are used in the related Collection Period or to be used on or before such Payment Date to reimburse the Servicer for the aggregate amount of Advances previously made by the Servicer for prior Collection Periods that are due and payable to the Servicer on such Payment Date; (ii) the Supplemental Servicing Fee, if any; and
(iii) any investment earnings and interest earned on the Reserve Accounts.

                 "Balloon Payment" shall mean a payment that becomes due on the maturity date of a Balloon Receivable, which is sufficient to pay accrued interest plus the remaining Amount Financed of such Receivable.

                 "Balloon Receivable" shall mean a Receivable that provides for
(a) fixed monthly payments prior to the maturity date for such Receivable that amortize a portion of the Amount Financed of such Receivable, and (b) a Balloon Payment on the maturity date of such Receivable.

                 "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware shall be authorized or obligated by law, executive order, or governmental decree to remain closed.

                 "Certificate" shall have the meaning assigned thereto in the Trust Agreement.

                 "Certificate Balance" shall have the meaning assigned thereto in the Trust Agreement.

                 "Certificate Distribution Account" shall have the meaning assigned thereto in Section 5.1 of the Trust Agreement.

                 "Certificateholder" shall have the meaning assigned thereto in the Trust Agreement.

                 "Certificate Interest Carryover Shortfall" shall have the meaning assigned thereto in the Trust Agreement.

                 "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Payment Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

                 "Certificate Register" shall have the meaning assigned thereto in the Trust Agreement.

                 "Certificate Registrar" shall have the meaning assigned thereto in the Trust Agreement.

                 "Class" shall have the meaning assigned thereto in the Indenture.

                 "Class A Reserve Account" shall mean the account established and maintained as such pursuant to Section 4.7.

                 "Class A Reserve Account Amount" shall mean, with respect to any Payment Date, the amount on deposit in the Class A Reserve Account after giving effect to all deposits and withdrawals therefrom on the prior Payment Date (or, in the case of the first Payment Date, the Closing Date), as determined in accordance with Section 4.7.

                 "Class A Reserve Initial Deposit" shall mean, with respect to the Closing Date, $40,786,363.79.

                 "Class B Reserve Account" shall have the meaning assigned thereto in the Trust Agreement.

                 "Class B Reserve Account Amount" shall mean, with respect to any Payment Date, the amount on deposit in the Class B Reserve Account after giving effect to all deposits and withdrawals therefrom on the prior Payment Date (or, in the case of the first Payment Date, the Closing Date), as determined in accordance with Section 4.7.

                 "Class B Reserve Initial Deposit" shall mean, with respect to the Closing Date, $0, which amount may be increased upon any sale by the Seller of the

Certificates and receipt of an Opinion of Counsel to the effect that such increase would not adversely affect the status of the Trust for federal income tax purposes.

                 "Closing Date" shall mean December 10, 1998.

                 "Collection Account" shall mean the account established and maintained as such pursuant to Section 4.1(a).

                 "Collection Period" shall mean (a) with respect to each Payment Date during the term of this Agreement, the immediately preceding calendar month, or, (b) in the case of the initial Collection Period, the period from the Cutoff Date to and including the last day of the month in which the Cutoff Date occurred.

                 "Commercial Vehicle" shall mean a medium- or heavy-duty truck, tractor or trailer securing the indebtedness of the Obligor under the related Receivable.

                 "Commercial Vehicle Dealers" shall mean authorized Freightliner commercial vehicle dealers throughout the United States.

                 "Commission" shall have the meaning assigned thereto in the Indenture.

                 "Contract" shall mean a retail installment sale contract, including a retail installment contract or retail loan, relating to the sale of a Motor Vehicle or Commercial Vehicle.

                 "Corporate Trust Office" with respect to (a) the Indenture Trustee, shall have the meaning assigned thereto in the Indenture, and (b) the Owner Trustee, shall have the meaning assigned thereto in the Trust Agreement.

                 "Cutoff Date" shall mean November 1, 1998.

                 "DBNA" shall mean Daimler-Benz North America Corporation, a Delaware corporation, and its successors and assigns.

                 "Dealers" shall mean the Mercedes-Benz Dealers and the Commercial Vehicle Dealers.

                 "Dealer Agreement" shall mean an agreement by and between MBCC and any Dealer relating to the assignment of a Receivable to MBCC and all documents and instruments relating thereto, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                 "Dealers" shall mean the Mercedes-Benz Dealers and the Commercial Vehicle Dealers.

                 "Defaulted Receivable" shall mean a Receivable which, by its terms, is in default and as to which (a) a Scheduled Payment is 240 or more days past due, (b) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely and the outstanding balance of the Receivable has been charged-off or (c) the Servicer has repossessed and disposed of the related Financed Vehicle.

                 "Determination Date" shall mean, with respect to any Collection Period, the earlier of (a) the sixteenth (16th) calendar day of the next succeeding calendar month and (b) the third Business Day preceding the next succeeding Payment Date; provided, that if any of the Class A-1 Notes are still Outstanding after the December 1999 Payment Date, an additional Determination Date shall be established on January 2, 2000 with respect to the Class A-1 Final Payment Date, and the calculations and deposits required to be made for the benefit of the Class A-1 Notes in connection with the January 3, 2000 Payment Date shall be made on or before January 2, 2000.

                 "Due Date" shall mean the date a payment is due under a Contract.

                 "Eligible Bank" shall mean (a) the corporate trust department of the Owner Trustee, the Indenture Trustee or Citibank, N.A. so long as it shall be Paying Agent under the Trust Agreement or (b) any depository institution with trust powers organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a net worth in excess of $50,000,000, (ii) the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (except with respect to any domestic branch of a foreign bank), (iii) which is subject to supervision and examination by Federal or state banking authorities and (iv) which has a rating of P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations or if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AA- from S&P with respect to long-term unsecured debt obligations.

                 "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution will have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (which, for Moody's, is Baa3 or higher, and for S&P, is BBB- or higher).

                 "Eligible Servicer" shall mean a Person which, at the time of its appointment as Servicer or as a subservicer, (a) has a net worth of not less than $50,000,000, (b) is servicing a portfolio of motor vehicle or commercial vehicle retail installment sale contracts and/or loans, (c) is legally qualified, and has the capacity, to service the Receivables, (d) has demonstrated the ability to service a portfolio of motor vehicle or commercial vehicle retail installment sale contracts and/or loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (e) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under this Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement or the related subservicing agreement.

                 "Event of Servicing Termination" shall mean an event specified in Section 7.1.

                 "Exchange Act" shall have the meaning assigned thereto in the Indenture.

                 "Financed Vehicle" shall mean a new or used Motor Vehicle or Commercial Vehicle, together with all accessions thereto, securing the indebtedness of the Obligor under the related Receivable.

                 "Freightliner" shall mean Freightliner Corporation and its subsidiaries.

                 "Holder" shall have the meaning assigned thereto in the Indenture.

                 "Indenture" shall mean the Indenture, dated as of November 1, 1998, by and between the Issuer and Citibank, N.A., a national banking association, as the Indenture Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                 "Indenture Trustee" shall have the meaning assigned thereto in the Indenture.

                 "Initial Certificate Balance" shall have the meaning assigned thereto in the Trust Agreement.

                 "Initial Pool Balance" shall mean $1,631,454,551.40.

                 "Issuer" shall have the meaning assigned thereto in the Indenture.

                 "Lien" shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' or materialmen's liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

                 "Liquidation Proceeds" shall mean, with respect to a Defaulted Receivable, the monies collected from whatever source during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (a) any expenses incurred by the Servicer in connection with collection of such Receivable and the disposition of the Financed Vehicle and (b) any amounts required by law to be remitted to the Obligor. Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the Receivables and then to the unpaid principal balance thereof.

                 "MBCC" shall mean Mercedes-Benz Credit Corporation, a Delaware corporation, and its successors and assigns.

                 "Mercedes-Benz Dealers" shall mean authorized Mercedes-Benz motor vehicle dealers throughout the United States.

                 "Monthly Remittance Condition" shall have the meaning assigned thereto in Section 4.1(e).

                 "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

                 "Motor Vehicle" shall mean a Mercedes-Benz motor vehicle securing the indebtedness of the Obligor under the related Receivable.

                 "Note Distribution Account" shall mean the account established and maintained as such pursuant to Section 4.1(b).

                 "Note Interest Carryover Shortfall" shall have the meaning assigned thereto in the Indenture.

                 "Note Pool Factor" shall mean, with respect to any Class of Notes, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original outstanding principal balance of such Class of Notes. Each Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

                 "Noteholder" shall have the meaning assigned thereto in the Indenture.

                 "Obligor" on a Receivable shall mean, with respect to any Receivable, the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable, or any other Person who owes or may be liable for payments under such Receivable.

                 "Officer's Certificate" shall mean a certificate signed by (a) the chairman, the president, any executive vice president, vice president or the treasurer of the Seller or the Servicer, as the case may be or (b) an Authorized Officer of the Owner Trustee on behalf of the Issuer, in each case delivered to the Owner Trustee or the Indenture Trustee, as applicable.

                 "Opinion of Counsel" shall mean a written opinion of counsel (who, in the case of counsel to the Seller or the Servicer, may be an employee of, or outside counsel to, the Seller or the Servicer), which counsel and opinion shall be acceptable to the Indenture Trustee, the Owner Trustee, the Rating Agencies, the Note Registrar or the Certificate Registrar, as applicable.

                 "Optional Purchase Percentage" shall mean ten percent (10%).

                 "Outstanding" shall have the meaning assigned thereto in the Indenture.

                 "Owner Trust Estate" shall have the meaning assigned thereto in the Trust Agreement.

                 "Owner Trustee" shall have the meaning assigned thereto in the Trust Agreement.

                 "Payahead" shall mean, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, so designated in accordance with Section 4.3.

                 "Payahead Account" shall mean the account established and maintained as such pursuant to Section 4.1(d).

                 "Payahead Balance" shall mean, with respect to a Receivable, the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Receivable (including any amount paid by or on behalf of the Obligor prior to the Cutoff Date that is due on or after the Cutoff Date and was not used to reduce the Principal Balance of such Receivable), as reduced by applications of previous Payaheads with respect to such Receivable, pursuant to Sections 4.3 and 4.4.

                 "Paying Agent" shall mean a Paying Agent under the Indenture or a Paying Agent under the Trust Agreement.

                 "Payment Date" shall mean the twentieth (20th) day of each month, or if such day is not a Business Day, the immediately following Business Day, commencing on December 21, 1998; provided, that if any of the Class A-1 Notes are still Outstanding after the December 1999 Payment Date, the Class A-1 Notes shall be payable in full on January 3, 2000, such date shall be a Payment Date (solely with respect to the Class A-1 Notes) and the Class A-1 Final Payment Date, and the related Determination Date shall be January 2, 2000.

                 "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Payment Date which evidence:

                          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                          (b)     demand deposits, time deposits or
         certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner

         Trustee or any of their respective Affiliates is investment manager or advisor);

                          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                          (g) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on any Class of Notes.

                 "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Pool Balance" shall mean, as of any date, the aggregate outstanding Principal Balance of the Receivables (excluding Defaulted Receivables) as of the close of business on such date.

                 "Principal Balance" shall mean, with respect to any Receivable as of any date, the Amount Financed minus the sum of: (a) that portion of all Scheduled Payments due on or prior to such date and, with respect to periods prior to the initial Collection Period, the amount indicated in such Receivable as required to be paid by the Obligor in each such period, whether or not paid, allocable to principal in accordance with the Actuarial Method, and (b) any prepayment in full applied by the Servicer to reduce the unpaid principal balance of such Receivable. The Principal Balance of a Defaulted Receivable shall be zero as of the beginning of the Collection Period following the Collection Period in which it became a Defaulted Receivable.

                 "Principal Carryover Shortfall" shall mean, as of the close of business on any Payment Date, the excess of the Principal Distribution Amount and any outstanding Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited into the Note Distribution Account and the Certificate Distribution Account, as applicable, on such Payment Date.

                 "Principal Distribution Amount" shall mean, with respect to any Payment Date, the sum of (a) the Scheduled Principal for such Payment Date plus (b) any outstanding Principal Carryover Shortfall as of the close of business on the preceding Payment Date; provided, however, that the Principal Distribution Amount shall not exceed the outstanding aggregate principal amount of the Notes and the Certificate Balance, as applicable; and provided, further, that, on the Final Payment Date for each Class of Notes or the Certificates, as applicable, the amount required to be deposited in the Note Distribution Account to pay principal of the Notes and the amount required to be deposited in the Certificate Distribution Account to pay the Certificate Balance, as applicable, shall include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account and the Certificate Distribution Account, as applicable, on such Payment Date and allocable to principal or the Certificate Balance) to reduce the outstanding principal amount of the Notes of such Class or the Certificate Balance, as applicable, to zero.

                 "Proceedings" shall have the meaning assigned thereto in the Indenture.

                 "Program" shall have the meaning assigned thereto in Section 3.11.

                 "Purchase Agreement" shall mean the Purchase Agreement, dated as of November 1, 1998, by and between the Seller and MBCC, as the same may be amended, supplemented or otherwise modified and in effect from time to time, relating to the purchase of the Receivables by the Seller from MBCC.

                 "Purchase Amount" shall mean, with respect to a Payment Date and a Receivable to be purchased or repurchased by the Seller or the Servicer on such Payment Date, an amount equal to the sum of (a) the outstanding Principal Balance of such Receivable as of the first day of the Collection Period preceding the Collection Period in which such Payment Date occurred and
(b) an amount equal to the amount of accrued and unpaid interest on such Principal Balance at the related

APR from the date a payment was last made by or on behalf of the Obligor through the Due Date for payment of such Receivable in the Collection Period preceding the Collection Period in which such Payment Date occurred and, in the case of clauses (a) and (b), after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

                 "Purchased Receivable" shall mean, on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by the Seller pursuant to Section 2.3 hereof or the Servicer pursuant to
Section 3.7 or 8.1 hereof.

                 "Rating Agency" shall mean either S&P or Moody's, and together, the "Rating Agencies." If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to each of the Indenture Trustee, the Owner Trustee and the Servicer.

                 "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified each of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of the Notes.

                 "Receivable" shall mean each retail installment contract, retail loan or Contract for a Financed Vehicle described in the Schedule of Receivables and all rights and obligations thereunder, but excluding Purchased Receivables.

                 "Receivable File" shall mean, with respect to a Receivable, the electronic entries, documents, instruments and writings specified in
Section 2.4.

                 "Record Date" (a) with respect to the Notes and any Payment Date, shall mean the close of business on the day immediately preceding such Payment Date or, if Definitive Notes have been issued, the last day of the calendar month preceding such Payment Date and (b) with respect to the Certificates and any Payment Date, shall have the meaning assigned thereto in the Trust Agreement.

                 "Recoveries" shall mean, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted

Receivable, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period, net of the sum of (a) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (b) any payments on such Receivable required by law to be remitted to the Obligor.

                 "Required Rating" shall mean a rating on short-term unsecured debt obligations of (a) P-1 by Moody's and (b) A-1+ by S&P; and any requirement that short-term unsecured debt obligations have the "Required Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such Rating Agencies.

                 "Reserve Accounts" shall have the meaning assigned thereto in
Section 4.7(a).

                 "Reserve Account Property" shall have the meaning assigned thereto in Section 4.7(a).

                 "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                 "Schedule of Receivables" shall mean the list identifying the Receivables attached hereto as Schedule A (which list may be in the form of microfiche, computer disk or tape or any other medium acceptable to the Issuer and the Indenture Trustee), as supplemented or amended from time to time.

                 "Scheduled Payment" shall mean, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferrals of any Due Date or payment pursuant to Section 3.2 or any rescheduling in any insolvency or similar Proceedings).

                 "Scheduled Principal" shall mean, with respect to any Payment Date, the sum of (a) the principal portion of each Scheduled Payment due on any Receivable during the related Collection Period, (b) without duplication of amounts taken into account under (a), the outstanding principal balance of (i) Receivables prepaid in full during the related Collection Period and (ii) Receivables which became Defaulted Receivables during the related Collection Period, (c) the Purchase

Amount of each Receivable that was purchased or repurchased by the Seller or the Servicer during such Collection Period, to the extent attributable to principal, and (d) without duplication of amounts taken into account under (b), the proceeds of any other sale of a Receivable to the extent allocable to principal; provided, however, that in calculating the Scheduled Principal, all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivable, the Purchase Amount of which has been included in Scheduled Principal in a prior Collection Period (which shall be paid to the Seller or the Servicer, as applicable), will be excluded.

                 "Seller" shall mean Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation, in its capacity as seller of the Receivables to the Trust under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 5.3.

                 "Servicer" shall mean MBCC, in its capacity as Servicer of the Receivables under this Agreement, each successor thereto (in the same capacity) pursuant to Section 6.3, and each Successor Servicer appointed and acting pursuant to Section 7.2 and Section 3.7(e) of the Indenture.

                 "Servicer's Certificate" shall have the meaning assigned thereto in Section 3.9.

                 "Servicing Fee" shall mean, with respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, determined pursuant to and defined in Section 3.8.

                 "Servicing Guarantor" shall mean DBNA, as Servicing Guarantor under the Servicing Guaranty Agreement, and any successor thereto thereunder.

                 "Servicing Guaranty Agreement" shall mean an agreement, substantially in the form of Exhibit D hereto, between DBNA, as Servicing Guarantor, in favor of the Issuer, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                 "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables, whose name appears on a list of servicing officers attached to an Officer's Certificate furnished on the Closing Date to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

                 "Servicing Rate" shall mean one percent (1.0%) per annum.

                 "Shortfall" have the meaning assigned in Section 4.4(a).

                 "Specified Class A Reserve Balance" shall mean, with respect to the Closing Date, $40,786,363.79, and with respect to any Payment Date, $57,100,909.30, except where on any Payment Date (a) the annualized average for the preceding three Collection Periods of the ratios of net losses (that is, the net balances of all Receivables which are charged off in the applicable Collection Period, less any Liquidation Proceeds or Recoveries received in such Collection Period) to the Pool Balance as of the first day of each such Collection Period exceeds two and one-quarter percent (2.25%) or (b) the average for the preceding three Collection Periods of the ratios of (i) the sum of (A) the balance of Receivables that are delinquent sixty-one (61) days or more plus (B) the balance of Receivables for any Contracts relating to repossessed Vehicles which in both cases have not been charged off to (ii) such outstanding Pool Balance exceeds four and one-quarter percent (4.25%), then the Specified Class A Reserve Balance for such Payment Date will equal $65,258,182.06. Notwithstanding the foregoing, if (1) each Rating Agency delivers a letter to the Indenture Trustee that the use of any new formulation requested by the Seller would not cause a downgrade, qualification or withdrawal of the then current rating on any Class of Notes, and (2) there is delivered to the Indenture Trustee an Opinion of Counsel to the effect that the proposed change will not adversely affect the status of the Notes as debt is delivered to the Indenture Trustee, then the Specified Class A Reserve Balance may be reduced in accordance with such letters without an amendment hereto.

                 "Specified Class B Reserve Balance" shall mean, initially zero and remain zero for so long as the Seller retains the Class B Certificates; if the Seller sells the Class B Certificates, the Specified Class B Reserve Balance shall be set at an amount determined by the Seller, in consultation with the Rating Agencies, in order to achieve the desired rating for the Class B Certificates, and provided that the Rating Agency Condition will be satisfied with respect to each Class of the Notes.

                 "Successor Servicer" shall have the meaning assigned thereto in the Indenture.

                 "Supplemental Servicing Fee" shall mean, with respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, determined pursuant to and defined in Section 3.8.

                 "Total Servicing Fee" shall mean, with respect to any Payment Date, the sum of (a) the Servicing Fee and the Supplemental Servicing Fee for the related Collection Period plus (b) all accrued and unpaid Servicing Fees or Supplemental Servicing Fees for prior Collection Periods.

                 "Trust" shall have the meaning assigned thereto in the Trust Agreement.

                 "Trust Agreement" shall mean the Trust Agreement, dated as of November 1, 1998, by and between the Owner Trustee and the Seller, as depositor thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time (including the Amended and Restated Trust Agreement, dated as of November 1, 1998, by and between the Owner Trustee and the Seller, as depositor thereunder).

                 "Trust Property" shall mean, collectively, (a) the Receivables, (b) all monies due or received thereunder on or after the Cutoff Date, (c) all of the Seller's security interests in the Financed Vehicles, (d) the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Payahead Account and the Reserve Accounts and all money, financial assets or other property from time to time held in or credited to, or purchased with funds from, any of the foregoing accounts, (e) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, (f) all of the Seller's rights to all documents contained in the Receivables Files, (g) all of the Seller's rights under the Purchase Agreement and this Agreement, (h) all of the Seller's rights, if any, of recourse against Dealers arising out of breaches by Dealers in connection with the Receivables,
(i) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Indenture Trustee, (j) the Servicing Guaranty Agreement, and (k) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing.

                 "UCC" or "Relevant UCC" shall mean the Uniform Commercial Code as in effect in the relevant jurisdiction.

                 "Vehicle" shall mean a Motor Vehicle or a Commercial Vehicle.

                 SECTION 1.2 Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or if not defined therein, the meanings assigned to them in the Trust Agreement.

                          (b)     All terms defined in this Agreement shall
have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                          (c)     As used in this Agreement and in any
certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                          (d)     The words "hereof," "herein," "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified, and the term "including" shall mean "including without limitation."

                          (e)     The definitions contained in this Agreement
are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                          (f)     Any agreement, instrument or statute defined
or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                                 TRUST PROPERTY

                 SECTION 2.1 Conveyance of Trust Property. (a) In consideration of the delivery by the Issuer to, or upon the written order of, the Seller of authenticated Notes and Certificates, in authorized denominations in aggregate principal amounts equal to the initial principal amount of the Notes and the Initial Certificate Balance, respectively, the Seller hereby irrevocably sells, transfers, assigns and conveys to the Issuer all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Trust Property, without recourse (subject to the obligations herein). The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

                 (b) It is the intention of the Seller and the Issuer that the transfer of the Trust Property contemplated herein constitute a sale of the Trust Property, conveying good title to the Trust Property from the Seller to the Issuer. However, in the event that such transfer is deemed to be a pledge to secure the payment of the Notes and the Certificates, the Seller hereby grants to the Issuer a first priority security interest in and Lien on all of the right, title and interest of the Seller in, to and under the Trust Property, and all proceeds thereof, to secure the payment of the Notes and the Certificates, and in such event, this Agreement shall constitute a security agreement under applicable law.

                 SECTION 2.2 Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                          (a)   Characteristics of Receivables.  Each
Receivable (a) was originated in the United States of America by a Dealer for the retail sale of one or more Financed Vehicles in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, has been purchased by the Seller from MBCC, which in turn purchased such Receivable from such Dealer under an existing Dealer Agreement with MBCC, has been validly assigned by such Dealer to MBCC, which in turn has validly assigned such Receivable to the Seller, (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (c) except in the case of a Balloon Receivable, provides for level monthly payments that fully amortize the Amount Financed by maturity and yields interest at the APR of such Receivable, and in the case of a Balloon Receivable, provides for fixed monthly payments that amortize the Amount Financed to an amount equal to the Balloon Payment by maturity, provides for a Balloon Payment at maturity that is sufficient to pay the remaining Amount Financed of the Receivable, and yields interest at the APR of such Receivable, (d) is a retail installment contract, and (e) is secured by one or more Financed Vehicles.

                          (b)   Schedule of Receivables.  The information set
forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed by the Seller to be adverse to the Certificateholders were utilized in selecting the Receivables.

                          (c)   Compliance with Law.  Each Receivable and the
sale of the related Financed Vehicle complied at the time it was originated or made, and complies at the Closing Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                          (d)   Binding Obligations.  To the best of the
Seller's knowledge, each Receivable represents the legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          (e)   No Government Obligor.  Neither the United
States of America nor any state or any agency, department, or instrumentality of the United States of America or any state is an Obligor.

                          (f)   Security Interest in Financed Vehicles.  To the
best of the Seller's knowledge, immediately prior to the sale, assignment, and transfer of each Receivable by MBCC to the Seller, such Receivable was secured by a validly perfected first priority security interest and Lien in the related Financed Vehicle in favor of MBCC as secured party. Such security interest and Lien was validly assigned by MBCC to the Seller pursuant to the Purchase Agreement and is being assigned by the Seller to the Issuer pursuant to this Agreement, except that no certificate of title or certificate of ownership with respect to such Financed Vehicle has been or will be amended to identify the Seller or the Issuer as a secured party. At such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority security interest in such Financed Vehicle for the benefit of the Issuer. The foregoing representations and warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle do not cover statutory or other liens arising after the Closing Date by operation of law or any rights of third parties arising after the Closing Date as a result of the fraud or forgery of the Vehicle owner or administrative error by state recording officials which are prior to such security interest.

                          (g)   Receivables in Force.  No Receivable shall have
been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part, which security interest shall be assignable by MBCC to the Seller and by the Seller to the Issuer.

                          (h)   No Waiver.  No provision of a Receivable shall
have been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Seller in this Section 2.2 with respect thereto.

                          (i)   No Defenses.  No right of rescission, setoff,
counterclaim, or defense has been asserted or, to the best of the Seller's knowledge, threatened with respect to any Receivable.

                          (j)  No Liens. To the best of the Seller's
knowledge, no liens or claims have been filed for work, labor, or materials relating to a Financed Vehicle that are liens prior to, or equal or on a parity with, the security interest in the Financed Vehicle granted by the related Receivable.

                          (k)  No Default; Repossession.  Except for payment
defaults continuing for a period of not more than thirty (30) days in the case of Motor Vehicles or sixty (60) days in the case of Commercial Vehicles as of the Cutoff Date, to the best of the Seller's knowledge, no default, breach, violation, or event permitting acceleration under the terms of any Receivable, and no event that with notice or the lapse of time would constitute such a default, breach, violation, or event permitting acceleration under the terms of any Receivable has occurred; and no Financed Vehicle was repossessed on or prior to the Cutoff Date.

                          (l)  Insurance.  Except in the case of certain fleet
customers which are permitted to be self-insured in accordance with MBCC's customary standards, MBCC, in accordance with its customary procedures, has determined that each Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

                          (m)  Title.  It is the intention of the Seller that
the transfer and assignment of the Receivables herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the estate of the Seller in the event of the filing of a bankruptcy petition or the commencement of any Proceeding by or against the Seller under any bankruptcy or other insolvency law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Issuer. The Seller is transferring title to each Receivable free and clear of all Liens and rights of others and has perfected such transfer under the UCC.

                          (n)  Valid Assignment.  No Receivable was originated
in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement is unlawful, void, or voidable.

The Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                          (o)  All Filings Made.  All filings (including,
without limitation, UCC filings) and agreements necessary in any jurisdiction to give the Issuer a first priority perfected security interest in the Receivables have been made.

                          (p)  Chattel Paper.  Each Receivable constitutes
"chattel paper" as defined in the Relevant UCC.

                          (q)  One Original.  There is only one original
executed copy of each Receivable.

                          (r)  Principal Balances.  Each Receivable had a
remaining Principal Balance as of the Cutoff Date of not more than $5,617,494.16 and not less than $217.25.

                          (s)  No Bankrupt Obligors.  To the best of the
Seller's knowledge, no Obligor was, as of the Cutoff Date, the subject of a Proceeding under title 11 of the United States Code or any other bankruptcy or insolvency law.

                          (t)  New and Used Vehicles.  Approximately 70.13% of
the aggregate Principal Balance of the Receivables, constituting approximately 57.53% of the number of Receivables as of the Cutoff Date, relate to new Financed Vehicles, and approximately 29.87% of the aggregate Principal Balance of the Receivables, constituting 42.47% of the number of Receivables as of the Cutoff Date, relate to used Financed Vehicles.

                          (u)  Origination.  Each Receivable has an
origination date on or after November 7, 1991.

                          (v)  Maturity of Receivables.  Each Receivable had a
remaining maturity, as of the Cutoff Date, of not more than eighty-four (84) months, and an original maturity of not more than eighty-five (85) months.

                          (w)  Annual Percentage Rate.  Each Receivable has an
APR of at least 8.25% and not more than 13.0%.

                          (x)  Scheduled Payments.  Each Receivable has a
first Scheduled Payment due on or prior to November 1, 1998, and no Receivable has a payment that was more than thirty (30) days overdue in the case of Motor Vehicles or sixty (60) days overdue in the case of Commercial Vehicles as of the Cutoff Date.

                          (y)  Location of Receivable Files.  The Receivable
Files shall be kept at one or more of the locations listed in Schedule B hereto, as supplemented from time to time.

                          (z)  Billing Address.  The Obligor under each
Receivable had a current billing address in the United States as of the Cutoff Date.

                          (aa)  Representations and Warranties.  The
representations and warranties of the Seller in Section 5.1 are true and correct.

                          (bb)  Other Data.  The tabular data and the numerical
data relating to the characteristics of the Receivables contained in the Prospectus (as defined in the Purchase Agreement) is true and correct in all material respects as of its date.

                 SECTION 2.3 Repurchase upon Breach. The Seller, the Servicer, or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Owner Trustee, the Indenture Trustee and MBCC (if it is no longer the Servicer) promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 (and, in the case of subsections 2.2(d), (f), (i), (j), (k) and (s), any breach or failure which would have occurred if such warranty had not been made to the best knowledge of the Seller). Unless any such breach or failure shall have been cured by the last day of the Collection Period which includes the sixtieth (60th) day after the date on which the Seller becomes aware of, or receives written notice from the Owner Trustee, the Indenture Trustee or the Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interests of the Trust in any Receivable, the Seller shall repurchase from the Issuer any such Receivable on the Payment Date immediately following such Collection Period, but with effect from the first day of the Collection Period in which such Payment Date occurs. In consideration of the repurchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. The sole remedy of the Issuer, the Owner Trustee, the Certificateholders, the Indenture





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
Trustee and the Noteholders with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 shall be to require the Seller to repurchase Receivables pursuant to this
Section 2.3 and to enforce the obligation of MBCC to the Seller to repurchase such Receivable pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3 or the eligibility of any Receivable for purposes of this Agreement.

                 SECTION 2.4 Custody of Receivable Files. (a) To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as custodian on behalf of the Issuer and the Indenture Trustee of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture, with respect to each Receivable (collectively, a "Receivable File"):

                          (i)  the single original of the Receivable;

                          (ii) the original credit application fully executed by the Obligor or a photocopy or other imaged copy thereof;

                          (iii) the original certificate of title or such other documents that the Servicer or MBCC shall keep on file, in accordance with its customary procedures, evidencing the security interest of MBCC in the Financed Vehicle;

                          (iv) documents evidencing the existence of any insurance covering the Financed Vehicle; and

                          (v) any and all other electronic entries, documents, instruments and writings that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

                 (b) On the Closing Date, the Servicer shall provide an Officer's Certificate to the Issuer and the Indenture Trustee confirming that the Servicer has received, on behalf of the Issuer and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Issuer and the Indenture Trustee for the purposes set forth herein, including the documents referred to herein, and the Issuer, the Owner Trustee and the Indenture Trustee are hereby authorized to rely on such Officer's Certificate.

                 SECTION 2.5    Duties of Servicer as Custodian.

                          (a)   Safekeeping. The Servicer, in its capacity as
custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with the terms and provisions of this Agreement, and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable Vehicle receivables that the Servicer services for itself or others. In accordance with its customary practices and procedures with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the recordkeeping of the Servicer. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files and none of the Issuer, the Owner Trustee and the Indenture Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

                          (b)   Maintenance of and Access to Records.  The
Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee by written notice not later than ninety (90) days after any change in location. The Servicer shall make available to the Issuer, the Owner Trustee and the Indenture Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files themselves, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee shall instruct.

                          (c)   Release of Documents.  Upon written
instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee, or the agent or designee of the Indenture Trustee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable and prior to the occurrence of an Event of Servicing Termination or an event which with the passage of time and delivery of notice would constitute an Event of Servicing Termination, so long as doing so will not adversely affect the ability of the Servicer to perform its obligations under this Agreement. Any document so released shall be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, shall have no further need therefor and in any event at such time as may be required by the Servicer to perform its obligations under this Agreement.

                          (d)   Title to Receivables.  The Servicer agrees
that, in respect of any Receivable held by the Servicer as custodian hereunder,
(i) the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than for the purpose of collecting or enforcing the Receivable for the benefit of the Issuer and (ii) the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Issuer.

                 SECTION 2.6 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Indenture Trustee. A certified copy of excerpts of authorizing resolutions of the Board of Directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

                 SECTION 2.7 Indemnification by the Custodian. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Owner Trustee and the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the Issuer or the Owner Trustee to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, errors in judgment or negligence of the Owner Trustee, and shall not be liable hereunder to the Indenture Trustee to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, errors in judgment or negligence of the Indenture Trustee or from the compliance by the Servicer with instructions given by the Indenture Trustee or the Owner Trustee to the Servicer pursuant hereto; and provided, further, that such indemnification shall not extend to any credit losses on any Receivables.

                 SECTION 2.8 Effective Period and Termination. The appointment of the Servicer as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.8. If the Servicer shall resign as Servicer under
Section 6.5, or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than twenty-five percent (25%) of the principal amount of the then Outstanding Notes or, with the consent of Holders of Notes evidencing not less than twenty-five percent (25%) of the principal amount of the then Outstanding Notes or, if the Notes have been paid in full and the Indenture discharged in accordance with its terms, by the Owner Trustee or by Holders of Certificates evidencing not less than twenty-five percent (25%) of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders of the Notes may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer (at its own expense) shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee or an agent or designee of the Indenture Trustee (including any Successor Servicer) at such place or places as the Indenture Trustee may reasonably designate.





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
                                   ARTICLE III

                        ADMINISTRATION AND SERVICING OF
                      RECEIVABLES AND OTHER TRUST PROPERTY

                 SECTION 3.1 Duties of Servicer. (a) (i) The Servicer, acting alone and/or through subservicers as provided in this Section, shall administer the Receivables with reasonable care. The duties of the Servicer shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and providing collection and repossession services in the event of Obligor default and making Advances pursuant to Section 4.4(a). The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, to the extent that such Dealer Agreements relate to the Receivables, the Financed Vehicles or the Obligors. In performing its duties as Servicer hereunder, the Servicer will exercise that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle or commercial vehicle receivables that it services for itself or others.

                 (ii) Subject to Section 3.2. the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, Certificateholders, the Indenture Trustee, the Noteholders or any one or more of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the Obligor, except in connection with a de minimis deficiency which the Servicer would not attempt to collect in accordance with its customary procedures, in which event the Servicer shall indemnify the Issuer for such deficiency. If the Servicer shall commence a legal Proceeding to enforce a Receivable, the Owner Trustee shall thereupon be deemed to have automatically assigned such Receivable on behalf of the Trust to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal Proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the expense and direction of the Servicer, take steps to enforce the Receivable, including bringing suit in its name or the names of the Trust, the Certificateholders, the Indenture Trustee, the Noteholders or any of them. The Owner Trustee shall execute and deliver to the Servicer any powers of attorney and other documents as shall be prepared by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Issuer or the Owner Trustee, as applicable, all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer or the Owner Trustee, as applicable, in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                          (iii) The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of certain of the Receivables; provided, however, that the Servicer shall remain fully liable hereunder for the performance of the duties of Servicer and any such subservicer shall be and remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the proceeds of the Trust Property, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement.

                          (b)       References in this Agreement to actions
taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer on behalf of the Servicer and references herein to payments received by the Servicer shall include payments received by a subservicer, irrespective of whether such payments are actually deposited in the Collection Account by such subservicer. Any such subservicing agreement will contain terms and provisions substantially identical to the terms and provisions of this Agreement and such other terms and provisions as are not inconsistent with this Agreement and as the Servicer and the subservicer have agreed.

                          (c)       The Servicer shall be entitled to terminate
any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and without any limitation by virtue of this Agreement; provided, however, that, in the event of termination of any subservicing agreement by the Servicer, the Servicer shall either act directly as Servicer of the related Receivables which had been serviced by the terminated subservicer or enter into a subservicing agreement with a successor subservicer which will be bound by the terms of the subservicing agreement with the terminated subservicer.

                          (d)       As conditions to the appointment of any
subservicer, (i) the Servicer shall notify each of the Owner Trustee, the Indenture Trustee and the Rating Agencies in writing before such assignment becomes effective, and (ii) such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and any other Trust Property being serviced by it, (A) the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, (B) it shall be required to perform its obligations as subservicer for the benefit of the Issuer as if it were Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement), (C) notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Owner Trustee and the Issuer (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) for the failure by such subservicer to perform its obligations hereunder or under any subservicing agreement, and (D) the Owner Trustee may enforce the provisions of this Agreement and any subservicing agreement against the subservicer for the benefit of the Issuer (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder), without diminution of such obligations or liabilities by virtue of (1) any subservicing agreement, (2) any indemnification provided thereunder or (3) the fact that the Servicer is primarily responsible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and any other Trust Property being serviced by it under the subservicing agreement.

                          (e)       Notwithstanding any subservicing agreement,
any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a subservicer or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Issuer and the Owner Trustee for the servicing and administering of the Receivables and the other Trust Property in accordance with the provisions of this Agreement (including for the deposit of payments received by a subservicer, irrespective of whether such payments are actually remitted to the Servicer or deposited in the Collection Account by such subservicer; provided that if such amounts are so deposited, the Servicer shall have no further obligation to do so), without diminution of such obligation or liability by virtue of any such subservicing agreements or arrangements or by virtue of any indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                          (f)       In the event the Servicer shall for any
reason no longer be acting as such (including by reason of the occurrence of an Event of Servicing Termination), the Successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under any subservicing agreement. In such event, the Successor Servicer shall be deemed to have assumed all of the interest of the Servicer therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the Successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon the request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the Successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and any other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the Successor Servicer. In the event that the Successor Servicer elects not to assume a subservicing agreement, such subservicing agreement shall be immediately cancellable by the Successor Servicer upon written notice to the subservicer and the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the Successor Servicer all documents and records relating to the Receivables and any other Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Receivables and any other Trust Property being serviced by such subservicer to the Successor Servicer.

                 SECTION 3.2 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable motor vehicle and commercial vehicle receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing practices and procedures it follows with respect to all comparable motor vehicle or commercial vehicle receivables that it services for itself or others. The Servicer will not increase or decrease the number or amount of any Scheduled Payment, or the Amount Financed under a Receivable or the APR of a Receivable, or extend, rewrite or otherwise modify the Due Date or other payment terms of a Receivable; provided, however, that the Servicer may extend the Due Date for one or more payments due on a Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle or commercial vehicle receivables that it services for itself and others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the Final Scheduled Maturity Date. In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7 as of the first day of the Collection Period following the Collection Period in which such failure occurs. The Servicer may, in its discretion (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.

                 SECTION 3.3 Realization upon Receivables. (a) On behalf of the Issuer, the Servicer shall charge off a delinquent Receivable in accordance with its customary standards and shall use its best efforts to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after default, in accordance with the standard of care required by Section 3.1. In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable motor vehicle and commercial vehicle receivables, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing a Financed Vehicle and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds (or Recoveries) of the related Receivable by an amount equal to or greater than the amount of such expenses.

                          (b)       If the Servicer elects to commence a legal
Proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights of recourse under such Dealer Agreement. If, however, in any enforcement suit or legal Proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Owner Trustee, at the expense and direction of the Servicer, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Trust, the Certificateholders, the Indenture Trustee, the Noteholders or any of them.

                 SECTION 3.4 Physical Damage Insurance. The Servicer shall follow its customary servicing procedures to determine whether or not each Obligor shall have obtained physical damage insurance covering the related Financed Vehicle.

                 SECTION 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with the standard of care required under Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the event the Servicer receives notice of, or otherwise has actual knowledge of, the relocation of a Financed Vehicle to a location in the United States of America or Canada or for any other reason.

                 SECTION 3.6 Covenants of Servicer. The Servicer hereby makes the following covenants:

                          (a)       Security Interest to Remain in Force.  The
Servicer will not (nor will it permit any subservicer to) release the Financed Vehicle securing any Receivable from the security interest granted by the Receivable in whole or in part, except as contemplated herein, or voluntarily allow an Obligor to relocate outside the United States of America or Canada.

                          (b)       No Impairment.  The Servicer will not (nor
will it permit any subservicer to) impair in any material respect the rights of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Receivables or, subject to clause (c) and (d) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders hereunder would be materially adversely affected.

                          (c)       Amendments.  The Servicer will not (nor
will it permit any subservicer to) increase or decrease the number or amount of Scheduled Payments, or the Amount Financed under or the APR of, a Receivable, or extend, rewrite or otherwise modify the Due Pate or any other payment terms of a Receivable, except pursuant to Section 3.2.

                          (d)       Extensions.  The Servicer will not (nor
will it permit any subservicer to) extend a Receivable except in accordance with Section 3.2.

                 SECTION 3.7 Purchase by Servicer upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Owner Trustee, the Indenture Trustee and MBCC (if it is no longer the Servicer) promptly, in writing, upon the discovery of any breach of Sections 3.2, 3.5 or 3.6. Subject to Section 3.2, unless any such breach shall have been cured by the last day of the Collection Period which includes the sixtieth (60th) day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, and such breach materially and adversely affects the interests of the Trust in any Receivable, the Servicer shall purchase from the Issuer any such Receivable on the immediately succeeding Payment Date; provided, however, that with respect to a breach of Section 3.2, the Servicer shall repurchase the affected Receivable from the Trust at the end of the Collection Period in which such breach occurs. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. Except as provided in Section 6.2, the sole remedy of the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders against the Servicer with respect to a breach of Sections 3.2, 3.5 or 3.6 shall be to require the Servicer to repurchase Receivables pursuant to this Section 3.7. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.7 or the eligibility of any Receivable for purposes of this Agreement.

                 SECTION 3.8 Servicing Compensation. The "Servicing Fee" with respect to a Collection Period shall be an amount equal to the product of one-twelfth (1/12) of the Servicing Rate and the Pool Balance as of the first day of such Collection Period. As additional servicing compensation, the Servicer shall also be entitled to any administrative fees and charges and all late payment fees actually collected (from whatever source) on the Receivables other than fees paid in connection with the extension or deferral of payments on a Receivable (the "Supplemental Servicing Fee"). The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including fees and expenses of the Owner Trustee and the Indenture Trustee, as agreed upon between the Seller, the Owner Trustee and the Indenture Trustee (and any custodian or Paying Agent appointed by the Owner Trustee and the Indenture Trustee), independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer (to the extent not paid by such subservicer), and expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders), except expenses incurred in connection with realizing upon Receivables under Section 3.3.

                         SECTION 3.9 Servicer's Certificate. On or before the Determination Date immediately preceding each Payment Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to each Rating Agency, a certificate of a Servicing Officer substantially in the form of Exhibit A hereto (a "Servicer's Certificate") and attached to a report of the Servicer containing all information necessary to make the deposits, transfers and distributions pursuant to Sections 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, together with the written statements to be furnished by the Owner Trustee to the Certificateholders pursuant to Section 4.9 hereof and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 hereof, and Section 5.5 of the Trust Agreement and Section 6.6 of the Indenture. The Servicer also shall identify separately (by account number of the Receivable as it appears in the related Schedule of Receivables) in a written notice to the Owner Trustee and the Indenture Trustee the Receivables to be purchased or repurchased by the Seller or the Servicer, as the case may be, on such Payment Date, and, upon request of the Owner Trustee or the Indenture Trustee, each Receivable which became a Defaulted Receivable during the Collection Period immediately preceding such Payment Date. The Servicer shall deliver to each Rating Agency any information, to the extent it is available to the Servicer, that any Rating Agency reasonably requests in order to monitor the Issuer.

                         SECTION 3.10 Annual Statement as to Compliance; Notice of Event of Servicing Termination. (a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before March 31 of each year, commencing March 31, 2000, an Officer's Certificate, stating that a review of the activities of the Servicer during the preceding calendar year (or longer period, in the case of the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under the supervision of such officer and to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or longer period, in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

                                        (b)  The Servicer shall deliver to the
                          Owner Trustee, the Indenture Trustee, the Seller and the Rating Agencies, promptly upon having knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an Event of Servicing Termination under
                          Section 7.1.

                                        SECTION 3.11  Annual Independent
                          Certified Public Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller or MBCC) to deliver to the Owner Trustee and the Indenture Trustee on or before March 31 of each year, commencing March 31, 2000, a report addressed to the Board of Directors of the Servicer with respect to the preceding calendar year (or longer period, in the case of the first such report) to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (a) was made in accordance with generally accepted auditing standards, (b) included tests relating to motor vehicle and commercial vehicle loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (c) except as described in the report, disclosed no exceptions or errors in the records relating to Motor Vehicle and Commercial Vehicle loans serviced for others that such firm is required to report under the Program. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. A copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. In the event such firm of independent certified public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

                                        SECTION 3.12  Access to Certain
                          Documentation and Information Regarding Receivables. The Servicer shall provide the Owner Trustee, the

                          Certificateholders, the Indenture Trustee and the Noteholders with access to the Receivable Files in the cases where the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders shall be required by applicable statutes or regulations to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer, and, prior to the occurrence of an Event of Servicing Termination or an event which with the passage of time and delivery of notice would constitute an Event of Servicing Termination, only to the extent that such access does not disrupt the normal business operations of the Servicer and does not adversely affect the ability of the Servicer to perform its obligations under this Agreement. Nothing in this
                          Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12. Any Certificateholder or Noteholder, by its acceptance of a Certificate or Note, as the case may be, and the Owner Trustee and the Indenture Trustee shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential, except as may be required by applicable law and not to use any such information except as permitted by, or to enforce, this Agreement, the Trust Agreement or the Indenture.

                                        SECTION 3.13  Reports to the
                          Commission. The Servicer shall, on behalf of the Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Seller shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

                                        SECTION 3.14  Reports to Rating
                          Agencies. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.


                                   ARTICLE IV

                ACCOUNTS; COLLECTIONS; ADVANCES; DISTRIBUTIONS;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

                                        SECTION 4.1  Accounts.  (a)  (i) The
                          Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account, in the name of "Citibank, N.A. as Indenture Trustee, as secured party from Daimler-Benz Vehicle Owner Trust 1998-A" at an Eligible Bank (which shall initially be the corporate trust department of Citibank, N.A.), which shall be designated as the "Collection Account". The Collection Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with the terms and conditions of the Basic Documents. All monies deposited from time to time in the Collection Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits thereto and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

                                        (ii)  If the Servicer is required to
                          remit collections pursuant to the first sentence of
                          Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Seller, by the bank or trust company then maintaining the Collection Account in Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate, and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall remain on deposit therein pending distribution of all funds therein in accordance with the Basic Documents. In the event that the Collection Account is no longer to be maintained at the corporate trust department of Citibank, N.A., the Seller shall, with the assistance of the Indenture Trustee or the Owner Trustee as necessary, cause the Collection Account to be moved to an Eligible Bank within ten (10) Business Days of the date of determination that the Collection Account shall no longer be maintained at the corporate trust department of Citibank, N.A. (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                                        (b)  The Servicer shall, prior to the
                          Closing Date, establish and maintain a segregated trust account, in the name of "Citibank, N.A. as Indenture Trustee, as secured party from Daimler-Benz Vehicle Owner Trust 1998-A" at an Eligible Bank (which shall initially be the corporate trust department of Citibank,

                          N.A.), which shall be designated as the "Note Distribution Account". The Note Distribution Account shall be held in trust for the benefit of the Noteholders. The Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may direct the Indenture Trustee in writing to make withdrawals from the Note Distribution Account in accordance with the terms and conditions of the Basic Documents. All monies deposited from time to time in the Note Distribution Account shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. In the event that the Note Distribution Account is no longer to be maintained at the corporate trust department of Citibank, N.A., the Servicer shall, with the assistance of the Indenture Trustee as necessary, cause the Note Distribution Account to be moved to an Eligible Bank within ten
                          (10) Business Days of the date of determination that the Note Distribution Account shall no longer be maintained at the corporate trust department of Citibank, N.A. (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                                        (c)  The Servicer shall, prior to the
                          Closing Date, establish and maintain a segregated trust account, in the name of "Citibank, N.A. as Paying Agent for Daimler- Benz Vehicle Owner Trust 1998-A" at an Eligible Bank (which shall initially be the corporate trust department of Citibank, N.A.), which shall be designated as the "Certificate Distribution Account". Except as provided in the Trust Agreement, the Certificate Distribution Account shall be held in trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee; provided that the Servicer and the Indenture Trustee in accordance with the directions of the Servicer may make deposits to such account pursuant to this Agreement and the Indenture, and that the Servicer in the Servicer's Certificate may direct Citibank, N.A., as Paying Agent under the Trust Agreement, or any successor thereto as Paying Agent, in writing to make withdrawals from the Certificate Distribution Account in accordance with the terms and conditions of the Basic Documents. All monies deposited from time to time in the Certificate Distribution Account shall be held by Citibank, N.A., as Paying Agent under the Trust Agreement, or any successor Paying Agent, as part of the Trust Property and shall be applied as provided in the Basic Documents. In the event that the Certificate Distribution Account is no longer to be maintained at Citibank, N.A., the Servicer shall, with the assistance of the Owner Trustee as necessary, cause the Certificate Distribution Account to be moved to an Eligible Bank within ten (10) Business Days of the determination that the Certificate Distribution Account shall no longer be maintained at the corporate trust department of Citibank, N.A. (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) and shall promptly notify the Owner Trustee in writing of the account number and location of such account.

                                        (d)  (i)  The Servicer shall, prior to
                          the Closing Date, establish and maintain a segregated trust account in the name of "Citibank, N.A. as Indenture Trustee, as secured party from Daimler-Benz Vehicle Owner Trust 1998-A" at an Eligible Bank (which shall initially be the corporate trust department of Citibank, N.A.), which shall be designated as the "Payahead Account". The Payahead Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Payahead Account shall be under the sole dominion and control of the Indenture Trustee; provided that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Payahead Account in accordance with the terms and conditions of this Agreement and the Indenture. All monies deposited from time to time in the Payahead Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits thereto and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

                                        (ii)  If the Servicer is required to
                          remit collections pursuant to the first sentence of
                          Section 4.2, all amounts held in the Payahead Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Seller, by the bank or trust company then maintaining the Payahead Account in Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate, and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Payahead Account shall be withdrawn from the Payahead Account at the direction of the Servicer and deposited into the Collection Account, for distribution together with all other amounts on deposit therein in accordance with the Basic Documents. In the event that the Payahead Account is no longer to be maintained at the corporate trust department of Citibank, N.A., the Seller shall, with the assistance of the Indenture Trustee or the Owner Trustee as necessary, cause the Payahead Account to be moved to an Eligible Bank within ten (10) Business Days of the determination that the Payahead Account shall no longer be maintained at the corporate trust department of Citibank, N.A. (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                                        (e)  Notwithstanding the provisions of
                          clause (d) above and of Sections 4.3 and 4.6(a)(ii), for so long as (i) MBCC is the Servicer, (ii) the rating of the short-term unsecured debt of the Servicing Guarantor is at least P-1 by Moody's and is at least A-1 by S&P and (iii) no Event of Servicing Termination shall have occurred (each of the conditions in clauses (i), (ii) and (iii) above, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as each of the Monthly Remittance Conditions is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 4.6(a)(i). At any time that a Monthly Remittance Condition is not met, the Servicer shall deposit in the Payahead Account, as soon as practicable but in no event after the close of business on the second Business Day after receipt thereof, the amount of any Payaheads then held or received by it. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before such Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to each Class of the Notes. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or (iii) of the first sentence of this Section 4.1(e) that would require remittance of the Payaheads to the Payahead Account unless the Owner Trustee or the Indenture Trustee has received written notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Notes evidencing not less than twenty-five percent (25%) of the principal balance of the then Outstanding Notes or from the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Certificate Balance or unless an Authorized Officer in the Corporate Trust Office of the Owner Trustee or of the Indenture Trustee with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

                                        (f)  The Servicer shall be permitted to
                          remit to any Obligor, upon the request of such Obligor, the Payahead Balance with respect to any Receivable of such Obligor or such lesser amount as is requested by such Obligor, in accordance with the customary standards, policies, practices and procedures of the

                          Servicer, to the extent that such amount is not then due on such Receivable. Upon any such remittance, the Payahead Balance with respect to such Receivable shall be reduced by the amount of such remittance.

                                        SECTION 4.2  Collections.  (a)  (i)
                          Subject to the provisions of subsections 4.2(a)(ii) and (b) below, the Servicer shall remit to the Collection Account (A) all payments by or on behalf of the Obligors (including, subject to the next sentence, Payaheads on the Receivables, but excluding payments with respect to amounts included in the Supplemental Servicing Fee and excluding amounts received on a particular Receivable to the extent that unreimbursed Advances for prior Collection Periods with respect to such Receivable have previously been made by the Servicer), including amounts treated as collections on Balloon Receivables, (B) all Liquidation Proceeds (except Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances for prior Collection Periods with respect to such Receivable), (C) all Recoveries (except Recoveries with respect to a particular Receivable to the extent of any unreimbursed Advances for prior Collection Periods with respect to such Receivable), (D) all Advances made by the Servicer of principal or interest due on the Receivables and (E) all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors and (F) all proceeds for Purchased Receivables, in each case received by the Servicer during any Collection Period, as soon as practicable, but in no event after the close of business on the second Business Day after receipt thereof. Collections of Payaheads shall be deposited by the Servicer in the Collection Account, pursuant to the preceding sentence for purposes of administrative convenience only, pending determination of any amount to be deposited in the Payahead Account (or in the event that each Monthly Remittance Condition is satisfied, remitted to the Servicer pursuant to Section 4.1(e)), which amount shall be deposited in the Payahead Account as soon as practicable but in no event later than the Payment Date immediately following collection, and such amounts shall not be transferred to the Collection Account until due, which payments upon determination shall be made to the Servicer, and the Trust shall not be entitled to such amounts.

                                        (ii)  MBCC, for so long as it is acting
                          as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding paragraph, provided that such less frequent remittances may be made only on the specific terms and conditions set forth below in this
                          Section 4.2, including the satisfaction of the Monthly Remittance Condition, and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 4.2, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the related Payment Date but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before such Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to any Class of the Notes. The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee has received written notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or written notice from the Holders of Notes evidencing not less than twenty-five percent (25%) of the principal balance of the then Outstanding Notes or from the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Certificate Balance or an Authorized Officer in the Corporate Trust Office of the Owner Trustee or the Indenture Trustee with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance.

                                       (b)  Notwithstanding the provisions of
                          Section 4.2(a) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, any amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned unpaid for insufficient funds or other reasons, in each case, with respect to which the Servicer has not been previously reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in collections with respect to the related Payment Date.

                                        SECTION 4.3  Application of
                          Collections. (a) For the purposes of this Agreement, all collections with respect to each Receivable (other than amounts received by the Servicer with respect to the Supplemental Servicing
                          Fee) in each Collection Period shall be applied by the Servicer as follows:

                                        Payments by or on behalf of the Obligor
                                  with respect to such Receivable shall be applied first, to reduce outstanding Advances from prior Collection Periods as described in
                                  Section 4.4(a) below. Next, any excess shall be applied to the Scheduled Payment for such Collection Period in respect of such Receivable. Any remaining excess shall be applied to prepay the Receivable, but only if the sum of such excess and the existing Payahead Balance in respect of such Receivable shall be sufficient to prepay such Receivable in full. Otherwise, any such remaining excess shall constitute a Payahead, shall increase the Payahead Balance with respect to such Receivable, and shall be deposited into the Payahead Account.

                                        (b)  Collections with respect to the
                          Supplemental Servicing Fee in each Collection Period shall be applied by the Servicer as additional compensation to the Servicer.

                                        SECTION 4.4  Advances.  (a)  (i)  As
                          of the close of business on the last day of each Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable (other than a Purchased Receivable) after application under Section 4.3 shall be less than the Scheduled Payment in respect of such Receivable (a "Shortfall"), the Payahead Balance with respect to such Receivable shall be applied by the Indenture Trustee in accordance with the written direction of the Servicer to the extent of such Shortfall, and such Payahead Balance shall be reduced accordingly. On the Payment Date immediately following such Collection Period, subject to the following sentence, an advance shall be made by the Servicer to the extent of any remaining Shortfall in respect of such Receivable (such advance, an "Advance"); provided that notwithstanding anything in this Agreement to the contrary, no Successor Servicer shall be required to make Advances. Outstanding Advances with respect to a Receivable shall be reduced by subsequent payments by or on behalf of the related Obligor, collections of Liquidation Proceeds and Recoveries in respect of the related Receivables, and payment of the Purchase Amount.

                                        (ii)  If the Servicer shall determine
                          that an outstanding Advance with respect to any Receivable shall not be recoverable as described in the preceding paragraph, the Servicer shall be reimbursed from any collections credited to payments made on other Receivables in the Trust (including Liquidation Proceeds and Recoveries), and outstanding Advances with respect to such Receivable shall be reduced accordingly.

                                        (iii)  The Servicer may elect not to
                          make an Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, does not expect to recover such Advance from subsequent payments on such Receivable.

                                        (b)  (i)  Upon either the written
                          instructions of the Servicer or based solely upon the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, the Indenture Trustee shall release from amounts available in the Payahead Account, the amounts required to be released from amounts available in the Payahead Account pursuant to Section 4.4(a)(i) with respect to each Collection Period and shall deposit such amounts in the Collection Account on the related Payment Date pursuant to Section 4.5.

                                            (ii)     On each Payment Date, the
                                  Servicer shall deposit into the Collection
                                  Account an amount equal to the aggregate amount of Advances required to be made with respect to the related Collection Period.

                                        (c)  On each Payment Date, the Servicer
                          shall instruct the Indenture Trustee in writing to withdraw from the Collection Account for distribution to the Servicer, in immediately available funds, an amount equal to the sum of (i) the aggregate amount of collections on Receivables with respect to which the Servicer has made Advances in a prior Collection Period that are allocable to the reimbursement of such Advances pursuant to Sections 4.3(a) and 4.4(a) and (ii) the aggregate amount of Advances that the Servicer has not been reimbursed for pursuant to this
                          Section 4.4(c) or Section 4.5 that are with respect to Receivables that became Defaulted Receivables in the related Collection Period.

                                        SECTION 4.5  Additional Deposits.   At
                          the written direction of the Servicer, the Indenture Trustee shall deposit in the Collection Account the amounts required pursuant to Section 4.4(a)(i) and
                          (b). The Servicer shall deposit in the Collection Account amounts required to be paid by the Servicer pursuant to Sections 4.4(a) and (b). The Seller and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 2.3, 3.7 or 8.1. All such deposits with respect to a Collection Period shall be made in immediately available funds no later than 10:00 a.m., New York City time, on the Payment Date related to such Collection Period.

                                   SECTION 4.6      Distributions.  (a)  On
                          each Payment Date, after repayment of Advances pursuant to Sections 4.3(a) and 4.4(c), the Indenture Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Payment Date pursuant to Section 3.9:

                                            (i)      If the Monthly Remittance
                                  Conditions are not then satisfied, from the Payahead Account, and otherwise from amounts paid by the Servicer pursuant to Section 4.1(e), to the Collection Account in immediately available funds, (x) the aggregate portion of Payaheads constituting Scheduled Payments or prepayments in full, required by Sections 4.2 and 4.3(a), and (y) the Payahead Balance, if any, relating to any Purchased Receivable;

                                            (ii)      From the Collection
                                  Account to the Payahead Account, or to the Servicer in each event that the Monthly Remittance Condition is then satisfied, in immediately available funds, the aggregate Payaheads required by Section 4.3 for the Collection Period related to such Payment Date.

                                        (b)  On each Determination Date, the
                          Servicer shall calculate the Available Funds, the Total Servicing Fee, the Accrued Note Interest for each Class of Notes, the Accrued Certificate Interest, the Scheduled Principal, the Principal Distribution Amount, the Class A Reserve Account Amount, the Specified Class A Reserve Balance, the Class B Reserve Account Amount and the Specified Class B Reserve Balance, in each case with respect to the next succeeding Payment Date.

                                        (c)  On each Payment Date, the
                          Indenture Trustee (based on, and upon receipt of, the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9) shall (i) withdraw from the Collection Account and pay to the Servicer any amounts required to reimburse the Servicer for any outstanding Advances for prior Collection Periods, and thereafter, (ii) withdraw (A) all Available Funds on deposit in the Collection Account for the related Collection Period and (B) the additional amounts from the sources specified below and make the following payments and deposits from the sources specified below for such Payment Date in the following order of priority:

                                        (i)     to the Servicer, the Total
                                  Servicing Fee, such amount to be paid, first, from Available Funds in the Collection Account, second, from the Class B Reserve Account, and third, from the Class A Reserve Account;

                                        (ii)     to the Note Distribution
                                  Account, the Accrued Note Interest on each
                                  Class of Notes, such amount to be paid,
                                  first, from Available Funds in the Collection Account, and second, from the Class A Reserve Account;

                                        (iii)     to the Certificate
                                  Distribution Account, the Accrued Certificate Interest, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class B Reserve Account;

                                        (iv)     to the Note Distribution
                                  Account, the Principal Distribution Amount with respect to each Class of Notes, such amount to be paid, first, from Available Funds in the Collection Account, and second, from the Class A Reserve Account;

                                        (v)     to the Certificate Distribution
                                  Account, the Principal Distribution Amount with respect to the Certificates, such amount to be paid first, from Available Funds in the Collection Account, and second, from the Class B Reserve Account;

                                        (vi)     to the Class A Reserve Account,
                                  from Available Funds in the Collection
                                  Account, the amount required to bring the amount in the Class A Reserve Account up to the Class A Specified Reserve Balance;

                                        (vii)     to the Class B Reserve
                                  Account, from Available Funds in the
                                  Collection Account, the amount required to bring the amount in the Class B Reserve Account up to the Class B Specified Reserve Balance; and

                                        (viii)    to the Seller, any remaining
                                  Available Funds.

                                        (d)  The rights of the
                          Certificateholders to receive distributions in respect of the Certificates shall be and hereby are subordinated, to the extent set forth in Section 4.6(c), to the rights of the Noteholders to receive distributions in respect of the Class A Notes and the rights of the Servicer to receive reimbursements of Advances and payment of the Total Servicing Fee (and any accrued and unpaid Servicing Fees or Supplemental Servicing Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables. Upon the written instructions of the Servicer included in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, the Indenture Trustee or any appropriate Paying Agent shall release and apply amounts available in the Class A Reserve Account and the Class B Reserve Account, respectively, as provided in Sections 4.4(a) and 4.7(d).

                                SECTION 4.7    Subordination; Reserve
                          Accounts. (a) The Seller shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of "Citibank, N.A. as Indenture Trustee, as secured party from Daimler-Benz Vehicle Owner Trust 1998-A" at an Eligible Bank (which shall initially be the corporate trust department of Citibank, N.A.) which shall be designated the "Class A Reserve Account" and shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of "Citibank, N.A., as Paying Agent for Daimler-Benz Vehicle Owner Trust 1998-A" at an Eligible Bank (which shall initially be the corporate trust department of Citibank, N.A.) which shall be designated the "Class B Reserve Account" (collectively, the "Reserve Accounts"). On the Closing Date, the Seller shall deposit the Class A Reserve Initial Deposit into the Class A Reserve Account, and the Class B Reserve Initial Deposit, if any, into the Class B Reserve Account. The Class A Reserve Account shall be under the sole dominion and control of the Indenture Trustee, and the Class B Reserve Account shall be under the sole dominion and control of the Owner Trustee; provided, that the Servicer, the Indenture Trustee and any appropriate Paying Agent may make deposits to and withdrawals from the Reserve Accounts in accordance with this Agreement, the Trust Agreement and the Indenture, as applicable. The Reserve Accounts and all amounts, securities, investments, financial assets and other property deposited in or credited to the respective Reserve Accounts (the "Reserve Account Property") has been conveyed by the Seller to the Trust pursuant to
                          Section 2.1. Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Class A Reserve Account and the Reserve Account Property deposited therein or credited thereto to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture. The Class B Reserve Account and the Reserve Account Property deposited therein or credited thereto will not be pledged to the Indenture Trustee or the Noteholders.

                                        (b)  The Reserve Account Property
                          shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Seller, by the bank or trust company (including any appropriate Paying Agent) then maintaining the Reserve Accounts in Permitted Investments that mature not later than the Business Day immediately preceding the next Payment Date, and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Class A Reserve Account and the Class B Reserve Account shall, upon the written direction of the Servicer, be paid to the Seller on any Payment Date to the extent that funds on deposit therein, as certified by the Servicer, exceed the Specified Class A Reserve Balance and the Specified Class B Reserve Balance, respectively. In the event that either of the Class A Reserve Account or the Class B Reserve Account is no longer to be maintained at the corporate trust department of Citibank, N.A., the Seller shall, with the assistance of the Indenture Trustee or the Owner Trustee as necessary, cause such Class A Reserve Account or Class B Reserve Account, as applicable, to be moved to an Eligible Bank within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                                        (c)  With respect to any Reserve
                          Account Property:

                                            (i)  any Reserve Account Property on
                                  deposit in the Class A Reserve Account that is a "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Eligible Bank maintaining such Reserve Account, in accordance with customary procedures of such institution such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

                                            (ii)  any Reserve Account Property
                                  that is held in deposit accounts shall be held solely in the name of the Indenture Trustee, any appropriate Paying Agent or the Owner Trustee, as applicable, at one or more depository institutions having the Required Rating and such Indenture Trustee, appropriate Paying Agent or Owner Trustee, as applicable, shall have sole signature authority with respect thereto; and

                                            (iii)  except for any deposit
                                  accounts specified in clause (ii) above, the Reserve Account Property on deposit in the Class A Reserve Account shall only be invested in securities or in other assets which the Eligible Bank maintaining such Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

                                        (d)  On any Distribution Date (i) if
                          the principal amount of the Reserve Account Property on deposit in the Class A Reserve Account (after taking into account any withdrawals from and deposits into the Class A Reserve Account pursuant to Section 4.6) is greater than the Specified Class A Reserve Balance for such Distribution Date, the Indenture Trustee or any applicable Paying Agent shall, upon the written instructions of the Servicer, release such excess from the Class A Reserve Account and (ii) if the principal amount of the Reserve Account Property on deposit in the Class B Reserve Account (after taking into account any withdrawals from and deposits in the Class B Reserve Account pursuant to
                          Section 4.6) is less than the Specified Class B Reserve Balance for such Distribution Date, the Indenture Trustee or any appropriate Paying Agent shall, upon the written instructions of the Servicer, deposit such excess to the extent of such shortfall, in the Class B Reserve Account and (iii) to the extent that the principal amount of the Reserve Account Property on deposit in the Class B Reserve Account (after taking into account any withdrawals from and deposits in the Class B Reserve Account pursuant to Section 4.6) is equal to or greater than the Specified Class B Reserve Balance for such Distribution Date, the Owner Trustee or any appropriate Paying Agent under the Trust Agreement shall, upon written instructions of the Servicer, release such excess from the Class B Reserve Account to the Seller. Amounts properly released from the Class A Reserve Account and deposited in the Class B Reserve Account or distributed to the Seller pursuant to Section 4.6(c) or this Section 4.7(d), either directly from the Collection Account without deposit in the Class A Reserve Account and/or the Class B Reserve Account or from the Class A Reserve Account and/or the Class B Reserve Account, shall be deemed released from the trust established by this Section 4.7, and neither the Indenture Trustee, the Noteholders, nor the Certificateholders shall have any further claim upon any such distributed amounts. The delivery of the Servicer's Certificate pursuant to Section 3.9 shall, unless otherwise specified by the Servicer, be deemed an appropriate written instruction for any and all purposes of this Section 4.7(d).

                                        (e) (i)  Amounts held in the Reserve
                          Accounts shall be invested in Permitted Investments in the manner specified in Section 4.1(a), in accordance with written instructions from the Seller, and such investments shall not be sold or disposed of prior to their maturity; provided, however, that to the extent permitted by the Rating Agencies, funds on deposit in the Reserve Accounts may be invested in Permitted Investments that mature later than the next succeeding Payment Date. All such investments shall be made in the name of the Indenture Trustee or its nominee, in the case of the Class A Reserve Account, and in the name of the Owner Trustee or its nominee or Paying Agent, in the case of the Class B Reserve Account, and all income and gain realized in either case shall be solely for the benefit of the Seller and subject to Section 4.7(d) shall be payable to the Seller on each Distribution Date. Additionally, it is understood and agreed that neither the Indenture Trustee, the Owner Trustee nor any appropriate Paying Agent shall be liable for any loss arising from investments in Permitted Investments or for the selection of Permitted Investments and neither the Indenture Trustee, the Owner Trustee nor any appropriate Paying Agent shall have any liability in respect of losses incurred as a result of the liquidation of any Permitted Investments prior to its stated maturity or the failure of the Seller to provide timely written investment directions.

                                        (ii)  Each of the Seller and the
                                  Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary, in the Opinion of Counsel of the Seller delivered to the Indenture Trustee, in order to perfect the security interests in favor of the Indenture Trustee created by this Section 4.7 and otherwise fully to effectuate the purposes, terms and conditions of this
                                  Section 4.7.  The Seller and the Servicer
                                  shall:

                                         (A)  promptly execute, deliver and file
                                     any financing statements, amendments,
                                     continuation statements, assignments,
                                     certificates and other documents with
                                     respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the security interest of the Indenture Trustee for the benefit of the Noteholders; and

                                        (B)  make the necessary filings of
                                     financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in their respective corporate names or any trade names, (2) any change in the location of their respective chief executive offices or principal places of business and (3) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Indenture Trustee of any such filings.

                                        (iii)  Investment earnings attributable
                                  to the Class A Reserve Account and proceeds therefrom shall be held by the Indenture Trustee, and investment earnings attributable to the Class B Reserve Account and proceeds therefrom shall be held by the Owner Trustee or any Paying Agent under the Trust Agreement, for the benefit of the Seller. Except to the extent deposited into either Reserve Account pursuant to Section 4.7(b), investment earnings attributable to the Class A Reserve Account and the Class B Reserve Account shall not be available to satisfy the subordination provisions of this Agreement and shall not otherwise be subject to any claims or rights of the Noteholders, the Certificateholders or the Servicer. The Indenture Trustee, the Owner Trustee or any applicable Paying Agent shall cause all investment earnings received on or prior to each Distribution Date and attributable to the Class A Reserve Account and the Class B Reserve Account, respectively, to be distributed on such Distribution Date to the Seller in accordance with the written direction of the Servicer and Section 4.7(d). Losses, if any, on investments in the Class A Reserve Account or the Class B Reserve Account shall be charged first against undistributed investment earnings attributable to the Class A Reserve Account or Class B Reserve Account, respectively, and then against the principal amount of the applicable Class A Reserve Account or Class B Reserve Account, respectively.

                                        (iv)  Neither the Indenture Trustee,
                                  the Owner Trustee nor any Paying Agent shall enter into any subordination or intercreditor agreement with respect to the Class A Reserve Account or the Class B Reserve Account.

                                        (f)  Upon termination of this
                          Agreement, all remaining Reserve Account Property shall, upon written instruction of either the Servicer or the Seller, be paid to the Seller.

                                        (g)  Following the payment in full of
                          the aggregate principal balance of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders or Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the Seller.

                                        SECTION 4.8  Net Deposits.  As an
                          administrative convenience only, unless the Servicer is required to remit collections pursuant to Section 4.2, the Seller and the Servicer may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions to be made to the Seller or the Servicer with respect to such Collection Period. Nonetheless, such obligations shall remain separate obligations, no party shall have a right of offset, and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

                                        SECTION 4.9  Statements to Noteholders
                          and Certificateholders. Three Business Days prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Paying Agent) for the Owner Trustee or the Paying Agent for the Certificates to forward to each Certificateholder of record as of the most recent Record Date a statement in substantially the forms of Exhibits B and C, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                                        (i)     the amount of such distribution
                                  allocable to principal paid to each Class of Notes and to the Certificate Balance;

                                        (ii)    the amount of such distribution
                                  allocable to interest paid to each Class of Notes and to the Certificates;

                                        (iii)   the amount of the Total
                                  Servicing Fee and Supplemental Servicing Fee with respect to the related Collection Period;

                                        (iv)    the aggregate Outstanding
                                  principal balance of each Class of Notes, the applicable Note Pool Factor, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                                        (v)     the Pool Balance as of the
                                  close of business on the last day of the related Collection Period;

                                        (vi)    the amounts of the Note
                                  Interest Carryover Shortfall, the Certificate Interest Carryover Shortfall and the Principal Carryover Shortfall, if any, for such Payment Date and the portion thereof attributable to each Class of Notes and to the Certificates, as applicable;

                                        (vii)   the balance of the Class A
                                  Reserve Account and the Class B Reserve
                                  Account, if any, on such Payment Date, after giving effect to changes therein on such Payment Date; and

                                        (viii)  the aggregate Purchase Amount
                                  of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period.

                                        Each amount set forth on the Payment
                          Date statement pursuant to clauses (i), (ii), (iv) and (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note or Certificate Balance, as applicable.

                               SECTION 4.10     Control of Securities
                          Accounts. Notwithstanding anything else contained herein, the Issuer agrees that each of the Collection Account, the Note Distribution Account, the Payahead Account and the Class A Reserve Account will be an Eligible Deposit Account established at an Eligible Bank which agrees substantially as follows: (a) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC; i.e., orders directing the transfer or redemption of any financial asset) relating to such accounts issued by the Indenture Trustee without further consent by the Issuer; (b) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; and (c) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts.


                                               ARTICLE V

                                              THE SELLER

                                        SECTION 5.1  Representations,
                          Warranties and Covenants of Seller. The Seller makes the following representations, warranties and covenants on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations, warranties and covenants speak as of the execution and delivery of this Agreement and shall survive the sale of the Trust Property to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

                                        (a)  Organization and Good Standing.
                          The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

                                        (b)  Due Qualification.  The Seller is
                          duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure of the Seller to so qualify or obtain such licenses or approvals would not have a material adverse effect on the Seller, the Issuer or any Receivable.

                                        (c)  Power and Authority.  The Seller
                          has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary corporate action.





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





                                        (d)  Valid Sale; Binding Obligation.
                          This Agreement effects a valid sale, transfer and assignment of the Receivables and the other Trust Property conveyed by the Seller to the Issuer hereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which the Seller is a party constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                                        (e)  No Violation.  The execution,
                          delivery and performance by the Seller of this Agreement and the other Basic Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                                        (f)  No Proceedings.  There are no
                          Proceedings or investigations pending, or, to the best knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes, the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the





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                          Certificates, or (iv) that may adversely affect the
                          Federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

                                        (g)  Officer's Certificates.  Each
                          representation and warranty made by the Seller in each of the Seller Officer's Certificates attached as exhibits to the Purchase Agreement is true and correct as of the Closing Date, and the Seller covenants to fulfill each covenant made by it in such Seller Officer's Certificates.

                                        SECTION 5.2  Liability of Seller;
                          Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

                                        (a)  The Seller shall indemnify,
                          defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or Federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

                                        (b)  The Seller shall indemnify,
                          defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, any Paying Agents, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the willful misfeasance, bad faith, or negligence of the Seller (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the violation by the Seller of Federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

                                        (c)  The Seller shall indemnify, defend
                          and hold harmless the Owner Trustee, the Indenture Trustee any Paying Agent and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee and any Paying Agent under the Trust Agreement,





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                          and in the Indenture, in the case of the Indenture
                          Trustee and any Paying Agent under the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, the Indenture Trustee or any Paying Agent, as applicable;
                          (ii) in the case of the Owner Trustee or any Paying Agent under the Trust Agreement shall arise from the breach by the Owner Trustee or such Paying Agent of any of its respective representations or warranties set forth in Sections 3.9 or 7.3 of the Trust Agreement or (iii) in the case of the Indenture Trustee or any Paying Agent under the Indenture shall arise from the breach by the Indenture Trustee or such Paying Agent of any of its respective representations and warranties set forth in the Indenture.

                                        (d)  The Seller shall pay any and all
                          taxes levied or assessed upon all or any part of the Owner Trust Estate.

                                        (e)  Notwithstanding the foregoing,
                          such indemnification shall not extend to any credit losses on any Receivables. Indemnification under this Section 5.2 shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee or the particular Paying Agent and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

                                        SECTION 5.3  Merger or Consolidation
                          of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) resulting from any merger, conversion, or consolidation to which the Seller shall be a party or (c) that may succeed by purchase and assumption to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that
                          (i) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 5.3, and (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an





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                          Opinion of Counsel either (A) stating that, in the
                          opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3, any amendment to the Articles of Incorporation of the Seller or of the issuance of any other securities by the Seller to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
                          (i) or (ii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                                        SECTION 5.4  Limitation on Liability
                          of Seller and Others. The Seller, and any director or officer or employee or agent of the Seller, may rely in good faith and shall be protected in acting or refraining from acting upon the advice of counsel or on any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                        SECTION 5.5  Seller May Own Notes or
                          Certificates . The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Seller or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates.


                                              ARTICLE IV





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                                           THE SERVICER

                                        SECTION 6.1  Representations and
                          Warranties of Servicer. The Servicer makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property, and such representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale of the Trust Property to the Issuer and the pledge thereof by the Issuer pursuant to the Indenture:

                                        (a)  Organization and Good Standing.
                          The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Indenture Trustee.

                                        (b)  Due Qualification.  The Servicer
                          is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure of the Servicer so to qualify or obtain such licenses or approvals would not have a material adverse effect on the Servicer, the Issuer or any Receivable.

                                        (c)  Power and Authority.  The Servicer
                          has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                                        (d)  Binding Obligation.  This
                          Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.





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                                        (e)  No Violation.  The execution,
                          delivery and performance by the Servicer of this Agreement and the other Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Servicer, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation applicable to the Servicer or its properties of any Federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                                        (f)  No Proceedings.  There are no
                          proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over the Servicer or its properties:
                          (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes, or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (iv) that may adversely affect the Federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

                                        SECTION 6.2  Liability of Servicer;
                          Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

                                        (a)  The Servicer shall defend,
                          indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, any Paying Agents, the





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                          Noteholders, the Certificateholders and the Seller
                          from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                                        (b)  The Servicer shall indemnify,
                          defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and any Paying Agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates and the issuance of the Certificates, or asserted with respect to ownership of the Receivables, or Federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

                                        (c)  The Servicer shall indemnify,
                          defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, any Paying Agents, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party (except for errors in judgment), or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

                                        (d)  The Servicer shall indemnify,
                          defend and hold harmless the Owner Trustee, the Indenture Trustee and any Paying Agent, as applicable, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents, if any, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee, the Indenture Trustee or the particular Paying Agent, as applicable; (b) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify





                                       66
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                          the Owner Trustee, the Indenture Trustee or any
                          Paying Agent, as applicable; (c) in the case of the Owner Trustee or any Paying Agent under the Trust Agreement, shall arise from the breach by the Owner Trustee or such Paying Agent of any of its respective representations or warranties set forth in Sections
                          3.9 or 7.3 of the Trust Agreement or, in the case of the Indenture Trustee or any Paying Agent under the Indenture, from the breach by the Indenture Trustee or such Paying Agent of any of its representations or warranties set forth in the Indenture; or (d) shall be one as to which the Seller is required to indemnify the Indenture Trustee, the Owner Trustee or any Paying Agent.

                                        (e)  For purposes of this Section 6.2,
                          in the event of the termination of the rights and obligations of MBCC (or any successor thereto pursuant to Section 7.2) as Servicer pursuant to
                          Section 7.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer (other than the Indenture Trustee) pursuant to Section 7.2.

                                        (f)  Notwithstanding the foregoing,
                          such indemnification shall not extend to any credit losses on any Receivables. Indemnification under this Section 6.2 by MBCC (or any successor thereto pursuant to Section 7.2) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee, the Indenture Trustee or any particular Paying Agent and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

                                        SECTION 6.3  Merger or Consolidation of,
                          or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided,





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                          however, that (x) the Servicer shall have delivered
                          to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3, and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to fully preserve and protect such interests. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.

                                        SECTION 6.4  Limitation on Liability of
                          Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                                        (b)  Except as provided in this
                          Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability;

                          provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

                                        SECTION 6.5  Servicer Not to Resign.
                          Subject to the provisions of Section 6.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have (a) assumed the responsibilities and obligations of the Servicer in accordance with
                          Section 7.2 and (b) become the Administrator under the Administration Agreement pursuant to Section 8 thereof.

                                        SECTION 6.6   Servicer May Own Notes or
                          Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.


                                                ARTICLE V

                                         SERVICING TERMINATION

                                        SECTION 7.1   Events of Servicing
                          Termination.   (a) If any one of the following events
                          ("Events of Servicing Termination") shall occur and be continuing:




                                       69
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                                        (i)     Any failure by the Servicer to
                                  deliver to the Owner Trustee or the Indenture Trustee the Servicer's Certificate for any Collection Period, which shall continue beyond the earlier of three (3) Business Days from the date such Servicer's Certificate was due to be delivered and the related Payment Date, or any failure by the Servicer (or, for so long as the Servicer is an Affiliate of the Seller, the Seller) to make any required payment or deposit under this Agreement, which shall continue unremedied for a period of five (5) Business Days following the due date therefor (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date); or

                                        (ii)     Any failure on the part of the
                                  Servicer (or, for so long as the Servicer is an Affiliate of the Seller, the Seller) duly to observe or to perform in any material respect any other covenant or agreement set forth in the Notes, the Certificates, or in this Agreement, which failure shall materially and adversely affect the rights of Noteholders or Certificateholders and continue unremedied for a period of ninety
                                  (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer (or, for so long as the Servicer is an Affiliate of the Seller, the Seller) by the Owner Trustee or the Indenture Trustee or to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Holders of Notes or Certificates, as applicable, evidencing not less than twenty-five percent (25%) of the principal balance of the then Outstanding Notes, in the aggregate, or if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, twenty-five percent (25%) of the Certificate Balance; or

                                        (iii)     The entry of a decree or order
                                  by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Seller or the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar Proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

                                        (iv)     The consent by the Seller or
                                  the Servicer to the appointment of a
                                  conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and





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                               liabilities, or similar Proceedings of or
                               relating to the Seller or the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Seller or the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Seller or the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Seller or the Servicer of payment of its obligations; or

                                        (v)     The failure by the Servicer to
                          be an Eligible Servicer;

                          then, and in each and every case and for so long as such Event of Servicing Termination shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, voting as a group, or if the Notes have been paid in full and the Indenture discharged in accordance with its terms, the Owner Trustee pursuant to the Trust Agreement, or the Holders of Certificates evidencing not less than a majority of the Certificate Balance, by notice then given in writing to the Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, or the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or a Successor Servicer appointed under Section 7.2; and, without limitation, the Indenture Trustee and the Owner Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, the certificates of title to the Financed Vehicles, or otherwise. The Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the Indenture Trustee or such Successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the Indenture Trustee or such Successor Servicer may require. In addition, the Servicer shall transfer its





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                          electronic records relating to the Receivables to the
                          Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall cooperate with the successor servicer in the enforcement of the Dealer Agreements. All reasonable costs and expenses incurred by the Successor
                          Servicer, including allowable compensation of employees and overhead costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

                                        (b)  If any of the foregoing Events of
                          Servicing Termination occur, the Indenture Trustee and the Owner Trustee shall have no obligation to notify Noteholders, Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 7.1(a).

                                        SECTION 7.2  Indenture Trustee to Act;
                          Appointment of Successor Servicer. Upon the resignation by the Servicer pursuant to Section 6.5 or upon the receipt by the Servicer of notice of termination as Servicer pursuant to Section 7.1, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, whether or not the Indenture has been terminated. In the ordinary course of business, the Indenture Trustee and any other Person, in either case acting as Successor Servicer, may at any time delegate any of its duties hereunder to any Person, including any of its affiliates, who agrees to conduct such duties in accordance with standards comparable to those that the Servicer executes pursuant to Section 3.1 hereof. Such delegation shall not relieve the Indenture Trustee and any other Person, in either case acting as Successor Servicer, of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Article VI of this Agreement. The Indenture Trustee and any other Person, in either case acting as Successor Servicer, shall provide each Rating Agency and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given, except that all collections shall be deposited in the Collection Account within two (2) Business Days of receipt and shall not be retained by the Servicer. Notwithstanding





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                          the above, the Indenture Trustee may, if it shall be
                          unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such successor shall agree, which, in no event, shall be greater than that payable to MBCC as Servicer hereunder. The Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Indenture Trustee shall not be relieved of its duties as Successor Servicer under this Section 7.2 until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee, for any Advances or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein.

                                        SECTION 7.3  Effect of Servicing
                          Transfer.   (a) After the transfer of servicing
                          hereunder, the Indenture Trustee or Successor Servicer shall notify Obligors to make directly to the Successor Servicer payments that are due under the Receivables after the effective date of such transfer.

                                        (b)  Except as provided in Section 7.2
                          after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the Successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the Successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing Servicer shall continue to cooperate with the Successor Servicer by providing information and in the enforcement of the Dealer Agreements.

                                        (c)  Any Successor Servicer shall
                          provide the Seller with access to the Receivable Files and to the records the Successor Servicer (whether written or automated) with respect to the Receivable Files. Such access shall be





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                          afforded without charge, but only upon reasonable
                          request and during normal business hours at the offices of the Successor Servicer. Nothing in this
                          Section 7.3 shall affect the obligation of the Successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 7.3.

                                        SECTION 7.4  Notification to Noteholders
                          and Certificateholders. Upon any notice of an Event of Servicing Termination or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record and to the Rating Agencies.

                                        SECTION 7.5  Waiver of Past Events of
                          Servicing Termination. The Holders of Notes evidencing not less than a majority of the Outstanding Amount (as defined in the Indenture) of the Notes or the Holders of Certificates evidencing not less than a majority of the Certificate Balance (in the case of an Event of Servicing Termination which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, any of the Collection Account, the Note Distribution Account, the Payahead Account, the Certificate Distribution Account or the Reserve Accounts in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.


                                              ARTICLE VI

                                             TERMINATION





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                                        SECTION 8.1  Optional Purchase of All
                          Receivables. (a) On each Payment Date following the last day of a Collection Period as to which the Pool Balance shall be less than or equal to the Optional Purchase Percentage (expressed as a seven-digit decimal) multiplied by the Initial Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Collection Account, the Note Distribution Account, the Payahead Account, the Certificate Distribution Account and the Reserve Accounts. To exercise such option, the Servicer shall notify the Owner Trustee and the Indenture Trustee in writing no later than the twentieth (20th) day of the month immediately preceding the month in which such repurchase is to be effected and shall deposit an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held in the Trust, including, without limitation, in the Collection Account, the Note Distribution Account, the Payahead Account, the Certificate Distribution Account and the Reserve Accounts, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, into the Collection Account on the Payment Date occurring in the month in which such repurchase is to be effected. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the second preceding sentence is greater than or equal to the sum of the Redemption Price of the Notes and the Prepayment Price of the Certificates. The Purchase Amount for such Payment Date, plus to the extent necessary all amounts in the Reserve Accounts, shall be used to make payments in full to Noteholders and Certificateholders in the manner set forth in Article
                          IV. Following payment of all amounts payable to the Noteholders and the Certificateholders, all remaining available funds (including the amounts remaining in the Class A Reserve Account and the Class B Reserve Account) shall be distributed to the Seller.

                                        (b)  Unless otherwise required by the
                          Rating Agencies as set forth in writing delivered to the Owner Trustee and the Indenture Trustee, if at the time the Servicer exercises its purchase option hereunder the long-term unsecured debt of the Servicer has a rating lower than investment grade by the Rating Agencies, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee on such Payment Date a letter from an Independent investment bank or an Independent public accountant to the effect that the price paid by the Servicer for the Receivables at the time of transfer pursuant to such purchase option represented a fair market price for such Receivables.





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                                        (c)  Following the satisfaction and
                          discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder, and the Indenture Trustee will continue to carry out its obligations hereunder with respect to the Certificateholders, including without limitation making distributions from the Payahead Account and the Collection Account in accordance with
                          Section 4.6 and making withdrawals from the Class A Reserve Account in accordance with Sections 4.5 and 4.7.





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                                              ARTICLE VII

                                     MISCELLANEOUS PROVISIONS

                                        SECTION 9.1  Amendment.  (a)  This
                          Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provisions in this Agreement which may be inconsistent with any other provisions in this Agreement, or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder or Certificateholder.

                                        (b)  This Agreement may also be amended
                          from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the consent of the Holders of Notes evidencing not less than a majority of Outstanding Amount of the Notes, voting as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change the Note Interest Rate or the Specified Class A Reserve Balance without the consent of all adversely affected Noteholders or Certificateholders, or change the Certificate Interest Rate or the Specified Class B Reserve Balance without the consent of all of the Class B Certificateholders then outstanding, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes and Certificates affected thereby or (c) adversely affect the rating of any Class of Notes by the Rating Agencies without the consent, as applicable, of Noteholders evidencing not less than sixty-six and two-thirds percent (66-2/3%) of the Notes of such Class Outstanding or adversely affect the rating, if any, of the Certificates by the Rating Agencies without the consent of Certificateholders evidencing not less than sixty-six and two thirds percent (66-2/3)% of the Certificates then outstanding.





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                                        (c)  Prior to the execution of any
                          amendment or consent pursuant to Section 9.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

                                        (d)  Promptly after the execution of
                          any amendment or consent pursuant to this Section 9.1, the Servicer shall furnish written notification of the substance of such amendment or consent to each Noteholder and Certificateholder, the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to this Section 9.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
                          The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

                                        (e)  Prior to the execution of any
                          amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the Federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or Certificate or any Holder thereof, and (C) will not cause the Trust to be taxable as a corporation for Federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer's Certificate of the Servicer that all conditions precedent to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the respective rights, duties, indemnities or immunities of the Owner Trustee or the Indenture Trustee under this Agreement or otherwise.

                                        SECTION 9.2  Protection of Title to
                          Trust. (a) The Seller or Servicer, or both, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Seller or Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-





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                          stamped copies of, or filing receipts for, any
                          document filed as provided above, as soon as available following such filing.

                                        (b)  Neither the Seller nor the
                          Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller or the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                                        (c)  The Seller and the Servicer shall
                          give the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                                        (d)  The Servicer shall maintain
                          accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account, Payahead Account and Reserve Accounts in respect of such Receivable.

                                        (e)  The Servicer shall maintain its
                          computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the master computer records of the Servicer (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the respective interests of the Issuer or the Indenture Trustee in a Receivable shall be deleted from or modified on the computer systems of the Servicer when, and only





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                          when, the Receivable shall have been paid in full or
                          repurchased by the Seller or purchased by the Servicer.

                                        (f)  If at any time the Seller or the
                          Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any Vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, compact disks, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer.

                                        (g)  The Servicer shall permit the
                          Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the records of the Servicer regarding any Receivable, but, prior to the occurrence of an Event of Servicing Termination or an event that with the passage of time and delivery of notice would constitute an Event of Servicing Termination, only to the extent that such activities do not disrupt the normal business operations of the Servicer and do not adversely affect the ability of the Servicer to perform its obligations under this Agreement.

                                        (h)  Upon request, the Servicer shall
                          furnish to the Owner Trustee and the Indenture Trustee, within ten (10) Business Days, a list of all Receivables (by contract number, vehicle number, name and address of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                                        (i)  The Servicer shall deliver to the
                          Owner Trustee and the Indenture Trustee:

                                               (1)  promptly after the execution
                                 and delivery of each amendment to any
                                 financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the





                                       80
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                                 Issuer and the Indenture Trustee in the
                                 Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
                                 (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                                              (2)  within ninety (90) days after
                                 the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
                                 (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

                                 Each Opinion of Counsel referred to in
                          clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                                        (j)  The Seller shall, to the extent
                          required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                                        SECTION 9.3   Governing Law.  THIS
                          AGREEMENT SHALL BE CONSTRUED IN ITS ENTIRETY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                        SECTION 9.4   Notices.  All demands,
                          notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in Section 9.12 hereof, or at such other address as shall be designated by the Seller or the Servicer in a written notice to





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





                          the Owner Trustee and the Indenture Trustee, (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, (d) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (e) in the case of S&P, at the following address:
                          Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice. Any notice to be delivered to the Rating Agencies hereunder shall also be delivered to the Seller.

                                        SECTION 9.5   Severability of
                          Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates, or the rights of the Holders thereof.

                                        SECTION 9.6   Assignment.
                          Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3 and 7.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Holders of Notes evidencing not less than sixty-six and two-thirds percent (66- 2/3%) of the Outstanding Amount of the Notes and the Holders of Certificates evidencing not less than sixty-six and two-thirds percent (66-2/3%) of the Certificate Balance.

                                        SECTION 9.7   Further Assurances.  The
                          Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

                                        SECTION 9.8   No Waiver; Cumulative
                          Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                                        SECTION 9.9   Third-Party
                          Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article IX, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Issuer to the Indenture Trustee for the benefit of Noteholders pursuant to the Indenture.

                                        SECTION 9.10  Actions by Noteholder or
                          Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificateholder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

                                        (b)  Any request, demand,
                          authorization, direction, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

                                        SECTION 9.11  Counterparts.  For the
                          purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                        SECTION 9.12  Agent for Service.  The
                          agent for service of the Seller and the Servicer in respect of this Agreement shall be Harvey S. Traison, Daimler-Benz North America Corporation, 375 Park Avenue, Suite 3001, New York, New York 10152.

                                        SECTION 9.13  No Bankruptcy Petition.
                          The Owner Trustee, the Indenture Trustee, the Issuer and the Servicer each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law. This Section 9.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture or the termination of either such Agreement.

                                        SECTION 9.14  Limitation of Liability
                          of Owner Trustee and Indenture Trustee.  (a)
                          Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Manhattan Bank Delaware, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank Delaware, in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                                        (b)  Notwithstanding anything contained
                          herein to the contrary, this Agreement has been accepted by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and as Paying Agent, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer and under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust.

                                        IN WITNESS WHEREOF, the parties have
                          caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 DAIMLER-BENZ VEHICLE
                                     RECEIVABLES CORPORATION,
                                     as Seller


                                 By: /s/ H.S. Traison
                                     -----------------------------------------
                                 Name:   Harvey S. Traison
                                 Title:  President


                                 MERCEDES-BENZ CREDIT
                                     CORPORATION, as Servicer and in its
                                     individual capacity


                                 By: /s/ David A. Klanica
                                     -----------------------------------------
                                 Name:   David A. Klanica
                                 Title:  Director,
                                         Accounting Services


                                 DAIMLER-BENZ VEHICLE
                                     OWNER TRUST 1998-A,
                                     as Issuer


                                 By:     CHASE MANHATTAN BANK DELAWARE
                                                  not in its individual
                                                           capacity but
                                                  solely as Owner Trustee


                                 By: /s/ J. J. Cashin
                                     -----------------------------------------

                                        Name:   John J. Cashin
                                        Title:  Vice-President

                 Accepted and agreed:

                 CITIBANK, N.A.
                   as Indenture Trustee


                 By:   /s/ Denise Banaszek
                      ----------------------------------------------
                      Name:    Denise Banaszek
                      Title:   Vice President


                 CITIBANK, N.A.
                   as Paying Agent for the
                   Certificates under the
                   Trust Agreement


                 By:   /s/ Denise Banaszek
                      -------------------------------------
                      Name:    Denise Banaszek
                      Title:   Vice President

                                                                      SCHEDULE A


                           [SCHEDULE OF RECEIVABLES]

                   Delivered to Indenture Trustee at Closing

                                                                      SCHEDULE B


                         Location of Receivable Files


          Commercial Vehicles
          Mercedes-Benz Credit Corporation
          1011 Warrenville Road
          Suite 500
          Lisle, Illinois 60532


          Motor Vehicles
          Mercedes-Benz Credit Corporation
          Seven Village Circle
          Suite 300
          Roanoke, Texas 76262

                                   EXHIBIT A


                        [FORM OF SERVICER'S CERTIFICATE]


                                        The undersigned certifies that he is a
                          [title] of Mercedes-Benz Credit Corporation, a corporation in good standing under the laws of the state of its incorporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to
                          Section 3.9 of the Sale and Servicing Agreement, dated as of November 1, 1998, by and among the Company, as Servicer, Daimler-Benz Vehicle Receivables Corporation, as Seller, and Daimler-Benz Vehicle Owner Trust 1998-A, as Issuer (the "Sale and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sale and Servicing Agreement), and further certifies that:

                                        (a)      The Servicer's report for the
                          period from [_________] to [____________] attached to
                          this certificate is complete and accurate and contains all information required by Section 3.9 of the Sale and Servicing Agreement; and

                                        (b)      As of the date hereof, no
                          Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

                                        IN WITNESS WHEREOF, I have affixed
                          hereunto my signature and the corporate seal of the Company this [___] day of [____________], [____].

                                           MERCEDES-BENZ CREDIT
                                                CORPORATION, as Servicer


                                           By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT B


                       [FORM OF STATEMENT TO NOTEHOLDERS]

                                                                       EXHIBIT C


                   [FORM OF STATEMENT TO CERTIFICATEHOLDERS]

                                                                       EXHIBIT D


                    [FORM OF SERVICING GUARANTEE AGREEMENT]





                                      D-1